                                                                   Exhibit 10.12

                       OPERATION AND MAINTENANCE AGREEMENT

                                 by and between

                         LSP ENERGY LIMITED PARTNERSHIP

                                    as Owner

                                       and

                      COGENTRIX BATESVILLE OPERATIONS, LLC

                                   as Operator

                           Dated as of August 24, 1998

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS......................................................1

ARTICLE II - SCOPE; PROJECT AGREEMENTS; REPRESENTATIVES......................8

SECTION 2.1 - SCOPE OF WORK..................................................8
SECTION 2.2 - EXAMINATION OF PROJECT AGREEMENTS, PROJECT PERMITS AND SITE....8
SECTION 2.3 - COMPLIANCE WITH PROJECT AGREEMENTS AND PERMITS.................9
SECTION 2.4 - PARTY REPRESENTATIVES..........................................9

ARTICLE III - OPERATOR RESPONSIBILITIES......................................9

SECTION 3.1 - INDEPENDENT CONTRACTOR.........................................9
SECTION 3.2 - PRE-COMMENCEMENT PHASE SERVICES................................9
SECTION 3.3 - SITE PROCEDURES...............................................11
SECTION 3.4 - OPERATIONAL PHASE SERVICES....................................12
SECTION 3.5 - STANDARDS OF PERFORMANCE......................................13
SECTION 3.6 - PRE-COMMENCEMENT PHASE BUDGET.................................14
SECTION 3.7 - ANNUAL OPERATING BUDGET AND PLAN; THREE YEAR PROJECTION.......15
SECTION 3.8 - PROCUREMENT OF MATERIALS AND SERVICES.........................16
SECTION 3.9 - INVENTORY.....................................................17
SECTION 3.10 - PERSONNEL....................................................18
SECTION 3.11 - TRAINING PROGRAMS............................................19
SECTION 3.12 - REPORTS......................................................20
SECTION 3.13 - EMERGENCY AND OUTAGE PROCEDURES..............................21
SECTION 3.14 - IMPROVEMENTS.................................................21
SECTION 3.15 - ANNUAL REVIEW................................................21
SECTION 3.16 - NOT USED.....................................................21
SECTION 3.17 - ADMINISTRATION...............................................22
SECTION 3.18 - TAXES........................................................22
SECTION 3.19 - FACILITY PERFORMANCE.........................................22
SECTION 3.20 - LOAN AGREEMENT...............................................22
SECTION 3.21 - FUEL SUPPLY..................................................22
SECTION 3.22 - SAFETY.......................................................23
SECTION 3.23 - BOOKS AND RECORDS............................................23
SECTION 3.24 - SCHEDULING MAINTENANCE.......................................24
SECTION 3.25 - COOPERATION WITH OTHERS......................................24
SECTION 3.26 - ACCESS.......................................................24
SECTION 3.27 - OPERATOR LICENSES; PERMITS...................................24
SECTION 3.28 - ENFORCEMENT OF WARRANTIES....................................24
SECTION 3.29 - COMPLIANCE WITH LAWS.........................................25
SECTION 3.30 - NO LIENS OR ENCUMBRANCES.....................................25
SECTION 3.31 - NO ACTION....................................................25


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                                TABLE OF CONTENTS

SECTION 3.32 - LITIGATION; PERMIT LAPSES....................................25

ARTICLE IV - OWNER RESPONSIBILITIES.........................................25

SECTION 4.1 - FUEL SUPPLY...................................................25
SECTION 4.2 - REASONABLE ACCESS.............................................26
SECTION 4.3 - ACCOMMODATIONS................................................26
SECTION 4.4 - UTILITIES.....................................................26
SECTION 4.5 - MANUALS AND DRAWINGS..........................................26
SECTION 4.6 - TAXES.........................................................26
SECTION 4.7 - MAINTENANCE OF PERMITS........................................27
SECTION 4.8 - PAYMENT.......................................................27

ARTICLE V - LIMITATIONS ON AUTHORITY........................................27

SECTION 5.1 - GENERAL LIMITATIONS...........................................27

ARTICLE VI - PAYMENT AMOUNT AND TERMS.......................................28

SECTION 6.1 - PAYMENT.......................................................28
SECTION 6.2 - REIMBURSABLE COSTS............................................28
SECTION 6.3 - FEES..........................................................30
SECTION 6.4 - NOT USED......................................................30
SECTION 6.5 - NOT USED......................................................30
SECTION 6.6 - DISPUTES......................................................30
SECTION 6.7 - EXCLUSION.....................................................31
SECTION 6.8 - AUDIT RIGHTS..................................................31
SECTION 6.9 - PAYMENT OF FINES AND PENALTIES................................31
SECTION 6.10 - INTEREST.....................................................32
SECTION 6.11 - PAYMENT ADJUSTMENT...........................................32

ARTICLE VII - INSURANCE.....................................................32

SECTION 7.1 - GENERAL REQUIREMENTS..........................................32
SECTION 7.2 - OPERATOR PROVIDED INSURANCE...................................33
SECTION 7.3 - OWNER PROVIDED INSURANCE......................................35
SECTION 7.4 - OPTIONAL INSURANCE RESPONSIBILITIES...........................37

ARTICLE VIII - DISPUTE RESOLUTION...........................................37

SECTION 8.1 - PROCEDURE.....................................................37
SECTION 8.2 - ARBITRATION PROCEDURE.........................................37
SECTION 8.3 - QUALIFICATIONS OF ARBITRATORS; EXPENSES.......................38
SECTION 8.4 - INDEPENDENT ARBITRATION AGREEMENT.............................39
SECTION 8.5 - CONTINUATION OF WORK..........................................39

ARTICLE IX - COMMENCEMENT AND TERMINATION...................................39

SECTION 9.1 - COMMENCEMENT OF WORK..........................................39


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Batesville O&M Agreement           Page ii
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                                TABLE OF CONTENTS

SECTION 9.2 - TERM..........................................................39
SECTION 9.3 - RENEWALS......................................................40
SECTION 9.4 - EARLY TERMINATION.............................................40
SECTION 9.5 - TERMINATION PROCEDURE.........................................41
SECTION 9.6 - SUSPENSION OF PERFORMANCE.....................................41

ARTICLE X - REPRESENTATIONS.................................................42

SECTION 10.1 - REPRESENTATIONS AND WARRANTIES...............................42

ARTICLE XI - CONFIDENTIALITY................................................43

SECTION 11.1 - GENERAL......................................................43
SECTION 11.2 - EXCEPTIONS...................................................43
SECTION 11.3 - REQUIRED DISCLOSURE..........................................43
SECTION 11.4 - RETURN OF CONFIDENTIAL INFORMATION...........................44

ARTICLE XII - DEFAULT.......................................................44

SECTION 12.1 - EVENTS OF DEFAULT............................................44
SECTION 12.2 - RIGHTS UPON DEFAULT..........................................45

ARTICLE XIII - INDEMNITY....................................................46

SECTION 13.1 - OPERATOR'S INDEMNITY.........................................46
SECTION 13.2 - OWNER'S INDEMNITY............................................46
SECTION 13.3 - SURVIVAL OF INDEMNITY........................................47
SECTION 13.4 - LITIGATION...................................................47

ARTICLE XIV - LIABILITY OF THE PARTIES......................................48

SECTION 14.1 - LIMITATION OF LIABILITY......................................48
SECTION 14.2 - SURVIVAL.....................................................49
SECTION 14.3 - NO WARRANTIES OR GUARANTEES..................................49

ARTICLE XV - FORCE MAJEURE..................................................49

SECTION 15.1 - FORCE MAJEURE; EVENTS LIMITATION.............................49

ARTICLE XVI - TITLE, DOCUMENTS AND DATA.....................................50

SECTION 16.1 - MATERIALS AND EQUIPMENT......................................50
SECTION 16.2 - REVIEW BY OWNER..............................................50

ARTICLE XVII - HAZARDOUS MATERIALS..........................................50

SECTION 17.1 - OWNER'S INDEMNITY............................................50
SECTION 17.2 - COLLECTION AND REMOVAL.......................................51
SECTION 17.3 - MATERIAL SAFETY DATA SHEETS..................................51
SECTION 17.4 - OPERATOR'S INDEMNITY.........................................51


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Batesville O&M Agreement          Page iii

                                TABLE OF CONTENTS

ARTICLE XVIII - MISCELLANEOUS PROVISIONS....................................52

SECTION 18.1 - ENTIRE AGREEMENT.............................................52
SECTION 18.2 - CHANGES TO PROJECT AGREEMENTS................................52
SECTION 18.3 - AMENDMENTS...................................................52
SECTION 18.4 - JOINT EFFORT.................................................52
SECTION 18.5 - CAPTIONS.....................................................53
SECTION 18.6 - NOTICE.......................................................53
SECTION 18.7 - EFFECTIVE DATE OF NOTICE.....................................53
SECTION 18.8 - PARTIAL INVALIDITY...........................................54
SECTION 18.9 - ASSIGNMENT...................................................54
SECTION 18.10 - NO WAIVER...................................................54
SECTION 18.11 - COUNTERPARTS................................................55
SECTION 18.12 - PUBLICITY...................................................55
SECTION 18.13 - APPLICABLE LAW..............................................55
SECTION 18.14 - SUCCESSORS AND ASSIGNS......................................55
SECTION 18.15 - EXHIBITS AND SCHEDULES......................................55
SECTION 18.16 - THIRD PARTY BENEFICIARIES...................................55
SECTION 18.17 - OPERATOR LIENS AND ENCUMBRANCES.............................55
SECTION 18.18 - EFFECT OF APPROVAL RIGHTS...................................56


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Batesville O&M Agreement           Page iv

                                   ATTACHMENTS

A.      Description of Facility and Site

B.      Typical List of Site Procedures

C.      Typical Pre-Commencement Phase and Annual Operating Budget

D.      Services Included with Pre-Commencement and Management Fees

E.      Project Agreements and Project Permits Delivered to Operator


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Batesville O&M Agreement           Page v

                       OPERATION AND MAINTENANCE AGREEMENT

      This OPERATION AND MAINTENANCE AGREEMENT dated as of August 24, 1998 (the "Effective Date"), is by and between LSP Energy Limited Partnership, a Delaware limited partnership ("Owner"), and Cogentrix Batesville Operations, LLC, a Delaware limited liability company ("Operator").

                               RECITALS:

      1. Owner intends to construct, own and operate the Facility (as hereinafter defined) to be located in Batesville, Mississippi.

      2. Owner has entered into a Construction Contract (as hereinafter defined) for the design and construction of the Facility.

      3. Operator, by itself and through suppliers and subcontractors, desires to provide certain operation, maintenance and management services for the Facility.

      4. Operator is knowledgeable in the operation and maintenance of thermal energy equipment and electrical generation equipment of the types to be used at the Facility, and has reviewed certain Project Agreements (as hereinafter defined) and has determined it is able and willing to perform the services described herein.

      5. Owner desires to engage Operator to perform such work as is necessary to operate and maintain the Facility in accordance with the terms and conditions expressed in this Agreement (as hereinafter defined).

      NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, IT IS AGREED:

                             ARTICLE I - Definitions

      "Affiliate" means, in relation to any Person, any Person which directly or indirectly controls, or is under common control with, or is controlled by such other Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being a director, committee member, officer or employee of such Person.


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Batesville O&M Agreement           Page 1

      "Agreement" means this Operation and Maintenance Agreement (including all exhibits and schedules attached hereto), as it may be amended, supplemented, or otherwise modified from time to time.

      "Annual Operating Budget" shall have the meaning as set forth in Section 3.7.

      "Annual Operating Plan" shall have the meaning as set forth in Section
3.7.

      "Commencement Date" means the date of Substantial Completion (as such term is defined in the Construction Contract) of the first Unit to achieve Substantial Completion.

      "Construction Contract" means the Turnkey Engineering, Procurement and Construction Agreement for the Project dated as of July 22, 1998 by and between Owner and Contractor for the engineering, procurement, construction and start-up of the Facility, as amended, supplemented, or otherwise modified from time to time.

      "Contractor" means BVZ Power Partners - Batesville, a joint venture between Black & Veatch Construction, Inc., a Missouri Corporation, and H. B. Zachry Company, a Delaware Corporation, including its representatives, successors and permitted assigns acting in its capacity as contractor pursuant to the Construction Contract.

      "Day" shall mean a calendar day, unless otherwise specified. In the event that any monetary obligation or obligation to deliver any report or budget falls due on a Saturday, Sunday or legal holiday in the locality where such Work is being performed, such obligation shall be deemed due on the next business day thereafter.

      "Effective Date" means the date on which this Agreement is entered into by Owner and Operator, as first above written.

      "Electrical Interconnection Agreements" means collectively the Interconnection and Operating Agreement dated May 18, 1998, as amended by the Letter of Amendment dated August 18, 1998 between Owner and Entergy Mississippi, Inc. ("Entergy") and the Interconnection Agreement between Owner and the Tennessee Valley Authority ("TVA") dated July 22, 1998, as such agreements may be amended, supplemented or otherwise, modified from time to time.

      "Emergency" means any event or condition relating to or affecting the Facility which may result in injury to persons or damage to property, including, without limitation, any person or property at the Facility.


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Batesville O&M Agreement           Page 2

      "Facility" means the natural gas fired combined cycle power generation facility, as more fully described in Exhibit A, having an intended nominal net rating of approximately 830 MW to be constructed on the Site pursuant to the Construction Contract, including without limitation, all equipment and machinery integral or related to the operation of the facility, the Facility Equipment including without limitation the gas pipeline and interconnection equipment referred to in the Fuel Agreements, the electrical interconnection facilities referred to in the Electrical Interconnection Agreements, the water supply pipeline, pumping and associated facilities, and the wastewater discharge pipeline and associated facilities (each to the extent owned by or operated by Owner pursuant to any Project Agreement), and all other equipment, systems, and facilities associated therewith.

      "Facility Equipment" means all equipment owned or leased by Owner or which Owner has the responsibility to operate under any Project Agreement, and used in the operation and maintenance of the Facility.

      "Force Majeure" shall have the meaning as set forth in Article XV.

      "Fuel Agreements" means collectively the Facilities Agreement between Owner and Tennessee Gas Pipeline Company, dated June 23, 1998 and the Interconnection Agreement between Owner and ANR Pipeline Company, dated July 29, 1998 along with all agreements as shall be in effect from time to time between Owner and any other entity for the provision, sale, transportation, balancing or delivery of fuel to the Facility as such agreements shall be amended, supplemented, or otherwise modified from time to time.

      "Governmental Authority" means the United States of America, the State of Mississippi, or any local or special district agency, department, authority, political subdivision, court, judicial or administrative authority or instrumentality of either.

      "Hazardous Materials" means asbestos or any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act as amended (49 U.S.C. Sections 1801 et seq.), "hazardous wastes" as defined in the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et seq.), "toxic substances" as defined in the Toxic Substance Control Act as amended (15 U.S.C. Section 2601 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or in any other federal, state or local environmental governmental requirements.

      "Inducement Agreement" means the Inducement Agreement to be entered into among the Mississippi Department of Economic and Community Development ("MDECD"), acting for and on behalf of the State of Mississippi ("State"); the Mississippi Business Finance Corporation


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Batesville O&M Agreement           Page 3

("MBFC"); the Mississippi Major Economic Impact Authority ("Authority"), a division of the MCECD also acting for and on behalf of the State; Panola County, Mississippi ("County"), acting through the Board of Supervisors; the City of Batesville, Mississippi ("City"), acting by and through its Mayor and Board of Aldermen; the Panola Partnership, Inc. a Mississippi corporation ("Partnership"); the Industrial Development Authority of the Second Judicial District of Panola County, Mississippi, acting for and on behalf of the County ("IDA") and Owner, as amended, supplemented or otherwise modified from time to time.

      "Infrastructure Use Agreement" means the Infrastructure Use Agreement to be entered into among the State of Mississippi, Panola County, Mississippi, City of Batesville, Mississippi, Industrial Development Authority of the Second Judicial District of Panola County, Mississippi and Owner, as amended, supplemented or otherwise modified from time to time.

      "Interconnecting Utilities" shall mean Entergy and TVA.

      "Law(s)" means any constitution, charter, act, statute, law, ordinance, code, rule, regulation, order, permit, condition, specified standards or criteria contained in any applicable permit, approval, order, decision, determination or ruling of any Governmental Authority having jurisdiction, all as in effect from time to time, including without limitation, environmental laws pertaining to air and water emissions relating to the Facility and the operation thereof, which standards or criteria must be met in order for the Facility to be operated lawfully, or other legislative, administrative or judicial action, final decree, judgment or order of any Governmental Authority having jurisdiction relating to the Facility.

      "Loan Agreement" means the promissory notes, loan agreements, guarantees, assignments, security agreements, mortgages and other agreements between Owner and any Project Lender for the development, construction and/or permanent financing or refinancing of the Facility, and any documents relating thereto, as the same may be amended, supplemented, or otherwise modified from time to time.

      "Major Equipment" means the combustion turbine generator, steam turbine generator and heat recovery steam generator.

      "Major Maintenance" means the Major Equipment disassembly, inspections, overhauls, reassembly and significant capital improvements which require an outage of the Major Equipment.

      "Management Fee" means the amount that Owner shall pay to Operator as provided in Section 6.3(b).


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Batesville O&M Agreement           Page 4

      "Materials" means all supplies, spare parts, materials, tools, consumables, chemicals and equipment (excluding fuel oil and natural gas) necessary for the operation and maintenance of the Facility.

      "Milestone Schedule" shall have the meaning set forth in Section 3.2
(a)(8).

      "Notice to Proceed" means the written notice from Owner to Operator requesting commencement of the Pre-Commencement Phase Services.

      "Notice to Proceed Date" means the date that Owner issues the Notice to Proceed.

      "Operating Account" means the account established by Owner pursuant to
Section 6.2(b) for the payment by Operator of Reimbursable Costs.

      "Operating Year" means the period commencing on the Commencement Date and ending on the first anniversary of the Commencement Date, and each succeeding year thereafter.

      "Operation and Maintenance Manuals" means the operating manuals for the Facility provided by Contractor pursuant to the Construction Contract, and the operating data, design drawings, specifications, vendor manuals, and similar materials provided by Owner to Operator with respect to the Facility.

      "Operational Phase" means the period beginning on the Commencement Date and ending on the earlier of the expiration or termination date of this Agreement.

      "Operational Phase Services" means the services to be performed by the Operator pursuant to Section 3.4.

      "Operator" means Cogentrix Batesville Operations, LLC, its successors and/or assigns.

      "Owner" shall mean LSP Energy Limited Partnership, its successors and/or assigns.

      "Party" means Owner or Operator and in the plural, both Owner and Operator together.

      "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Personnel" means the persons employed by the Operator and assigned to the Site to operate and maintain the Facility and generally to perform the Work, as described in Section 3.10.


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Batesville O&M Agreement           Page 5

      "Plant Manager" shall mean the individual designated by Operator and approved by Owner pursuant to Section 3.10 (c) that is empowered by Operator to direct and manage the Work and with whom Owner may consult at all reasonable times. Such individual shall not be empowered to execute any amendments to this Agreement.

      "Power Purchase Agreements" means collectively the Power Purchase Agreement dated as of May 18, 1998, as amended by the First Amendment to Power Purchase Agreement dated as of July 22, 1998 and the Second Amendment to Power Purchase Agreement dated as of August 11, 1998 between Virginia Electric and Power Company and Owner, and the Power Purchase Agreement dated May 21, 1998, as amended by the letter agreement dated July 16, 1998, between Aquila Power Corporation and Utilicorp United, Inc. and Owner and any other power purchase agreement entered into by Owner for the sale by Owner and the purchase by a Power Purchaser of all or any portion of the net electric energy and/or capacity produced by the Facility such agreements may be amended, supplemented, or otherwise modified from time to time.

      "Power Purchasers" means Virginia Electric and Power Company and/or Aquila Power Corporation and Utilicorp United, Inc., and such other entities as may enter into power purchase agreements with Owner, and their successors and/or assigns, each acting pursuant to its agreement with Owner for the purchase and sale of electrical power generated by the Facility.

      "Pre-Commencement Phase" means the period from the Notice to Proceed Date to the Commencement Date.

      "Pre-Commencement Phase Budget" shall have the meaning as set forth in
Section 3.6.

      "Pre-Commencement Phase Services" shall have the meaning as set forth in
Section 3.2.

      "Pre-Commencement Phase Services Fee" shall have the meaning as set forth in Section 6.3 (a).

      "Project" means the Facility, the Site, the Project Permits, the Project Agreements and other real or personal property interests relating to the Facility and/or the Site which are owned by Owner or in which Owner has any rights.

      "Project Agreements" means, collectively, the collective reference to the Construction Contract, the Water Supply Storage Agreement, the Infrastructure Use Agreement, the Inducement Agreement, the Electrical Interconnection Agreements, the Fuel Agreements, the Power Purchase Agreements, this Agreement, the Loan Agreement and any other agreement relating to the Facility or its operation, maintenance or servicing designated by Owner as a Project Agreement to the extent Operator has been provided notice and a copy thereof. "Project


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Batesville O&M Agreement           Page 6

Agreement" shall include any amendment, modification, supplement or addition to any Project Agreement and any new agreements designated by Owner as a Project Agreement, executed after the date of this Agreement to the extent Operator has been provided notice and a copy thereof.

      "Project Lender" or "Lender" means any bank, financial institution or other Person providing development, construction or permanent financing or refinancing, working capital financing and/or other credit enhancements for the Facility, whether such financing is provided directly to the Owner or to any Affiliate thereof.

      "Project Permits" means any permit, license, exception, action, order, authorization, assent, consent or approval for the Facility and any amendments, modifications, supplements or additions thereto, of which Operator has been provided notice by Owner.

      "Prudent Operating Practice" means those practices, methods, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by experienced, knowledgeable and professional firms performing operation and maintenance services on facilities of the type and size similar to the Facility in the electric generation industry, which in the exercise of reasonable judgment and in the light of the facts known at the time decisions are made, are considered good, safe and prudent practice in connection with the operation and maintenance of electrical, steam generating and other related equipment, facilities and improvements, with commensurate standards of safety, performance, dependability, efficiency and economy.

      "Reference Rate" means the interest rate established by The Chase Manhattan Bank, N.A. from time to time as its "prime rate" plus one percent (1%).

      "Reimbursable Costs" shall have the meaning as set forth in Section 6.2.

      "Scheduled Commencement Date" means July 1, 2000.

      "Services" means those services to be provided by Subcontractors in connection with Owner's obligations under Section 2.1 ( c ) of this Agreement.

      "Site" means the site where the Facility is located as described in Exhibit A.

      "Site Procedures" means those on-Site rules, regulations and procedures to which Operator shall adhere in the performance of its obligations pursuant to this Agreement, as prepared or revised and approved pursuant to Section 3.3.

      "Standards of Performance" means the standards for Operator's performance of the Work as set forth in Section 3.5.


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Batesville O&M Agreement           Page 7

      "Subcontractor" means a person or entity having a direct contractual relationship with Owner to provide Materials and Services.

      "Unit" means each of the three (3) combined cycle trains comprising the Project.

      "Unscheduled Outage" means an unplanned Facility failure or other condition that requires either (i) the Facility to be removed from service, or from a state in which the Facility is available for service but not in service, or, (ii) the load of the Facility (or the Facility's capacity level) available for dispatch to be reduced but does not require that the Facility be removed from service.

      "Water Supply Storage Agreement" means the Water Supply Storage Agreement dated June 8, 1998 between Owner and the United States of America, as amended, supplemented and otherwise modified from time to time.

      "Work" shall have the meaning as set forth in Section 2.1.

           ARTICLE II - Scope; Project Agreements; Representatives

      Section 2.1 - Scope of Work.

            (a) Operator will operate and maintain the Facility and perform certain other duties, including certain activities during construction, start-up and testing of the Facility, as hereinafter set forth (the "Work").

            (b) Without limiting the generality of Section 2.1(a), the Work is divided into two separate phases - the Pre-Commencement Phase and the Operational Phase. During the Pre-Commencement Phase, Operator shall provide the Pre-Commencement Phase Services. During the Operational Phase, Operator shall provide the Operational Phase Services. All Work shall be performed in accordance with the Standards of Performance set forth in Section 3.5.

            (c) Owner shall, at its expense during the term of this Agreement, provide Operator with the information, services, Materials and authorizations as Operator may reasonably require from Owner to perform the Work in accordance with this Agreement.

      Section 2.2 - Examination of Project Agreements, Project Permits and Site.

Prior to the Effective Date, Owner has provided Operator with copies of the Project Agreements and Project Permits listed in Exhibit F. Upon execution and/or receipt by Owner of any new Project Agreements, Project Permits, or any amendments to Project Agreements or Project Permits previously transmitted to Operator, Owner shall provide Operator with executed copies thereof. Operator represents that, prior to signing this Agreement, it has carefully examined the Site and each of the Project Agreements and the Project Permits, or applications relating thereto,


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Batesville O&M Agreement           Page 8
which it has been provided and has determined the acceptability of each of the foregoing for the purposes of Operator's performance of its obligations hereunder. Such Project Agreements and Project Permits given to Operator as of the Effective Date are listed in Exhibit F. The Parties hereto recognize and agree that this Agreement is intended, in part, to fulfill Owner's operating and maintenance obligations under the Project Agreements and, consistent with the Project Permits, to optimize the operation of the Facility consistent with Owner's objective to maximize its net profit reasonably attainable under the Project Agreements.

      Section 2.3 - Compliance with Project Agreements and Permits.

Operator shall abide by all terms and conditions of the Project Agreements and Project Permits applicable to the operation and maintenance of the Facility in performing any part of the Work. If Operator's compliance with this Agreement would cause Owner to be in default or otherwise in breach or violation of any of its obligations under any Project Agreement or any Project Permit, the requirements of such agreements shall control Operator's performance hereunder to the extent necessary to avoid such default, breach or violation, subject to Operator's obligation to comply with all Laws. Each Party shall notify the other as soon as it knows or believes that compliance with this Agreement will result in such a default, breach or violation.

      Section 2.4 - Party Representatives.

Within thirty (30) Days after the Notice to Proceed Date, Owner and Operator shall each notify the other in writing of its designation of an individual to act as its representative with respect to matters which may arise during the performance of the Work. At any time after the initial designation by any Party of its representative, such Party may designate a successor representative by similar written notice to the other Party. After such time as the Plant Manager has been approved pursuant to Section 3.10 (c), such Plant Manager shall be Operator's representative and shall be located at the Site.

                   ARTICLE III - Operator Responsibilities

      Section 3.1 - Independent Contractor.

In performing the Work hereunder, Operator is and shall remain an independent contractor. As such, Operator shall not be entitled or eligible to participate in any benefits or privileges given or extended by Owner to its employees and shall be responsible for all employer tax, withholding, insurance, and other payments and filings required as a result of the performance of Operator's obligations pursuant to this Agreement. Nothing contained in this Agreement shall be construed as creating a joint venture or partnership relationship between Operator and Owner.

      Section 3.2 - Pre-Commencement Phase Services.

      (a) Commencing on the Notice to Proceed Date and subject to the approval by Owner of the necessary budget pursuant to Section 3.6, Operator shall perform the services necessary to


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Batesville O&M Agreement           Page 9
provide for the efficient and safe transition of the Facility from construction through the Commencement Date including the following services (the "Pre-Commencement Phase Services"):

            (1) prepare a staffing plan and schedule for hiring the Personnel within ten (10) Days after the Notice to Proceed Date;

            (2) recruit and provide orientation for the Personnel to insure that each of the Personnel satisfactorily completes the training required under
Section 3.11; such Personnel shall be hired and trained by the date required to enable such Personnel to perform their respective roles in start-up, testing, and subsequent operation and maintenance of the Facility. No later than the Commencement Date, the staff shall be comprised of fully trained, qualified and licensed Personnel meeting the requirements of Section 3.11;

            (3) develop a list of Site Procedures, similar to Exhibit B, within thirty (30) Days after the Notice to Proceed Date;

            (4) prepare an initial draft of each of the Site Procedures in accordance with Section 3.3 and transmit to Owner within one hundred eighty
(180) Days after the Notice to Proceed Date;

            (5) not later than one hundred twenty (120) Days prior to the Scheduled Commencement Date, staff the on-Site office provided by Owner;

            (6) respond in a timely manner (but in no event shall the time to make such a response exceed five (5) Days) to written requests by Owner for information about the Work;

            (7) perform the operation and maintenance for the Facility (that are not the obligation of Contractor to perform) during the Pre-Commencement Phase including providing support for the start-up and testing of the Facility under the direct supervision of the Contractor;

            (8) provide the Owner with a written schedule for the performance of the Pre-Commencement Phase Services within thirty (30) Days after the Notice to Proceed Date; such schedule to be updated periodically to incorporate changes requested by the Owner and those requested by the Contractor as necessitated due to changes in the schedule prepared by Contractor pursuant to the Construction Contract (the "Milestone Schedule");

            (9) provide monthly progress reports on the first of each month in a format reasonably acceptable to Owner;


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Batesville O&M Agreement          Page 10

            (10) prepare, not later than thirty (30) Days following the Notice to Proceed Date a proposed Pre-Commencement Phase Budget in accordance with
Section 3.6;

            (11) interface with Contractor to coordinate the performance of this Agreement with Contractor's performance of the Construction Contract. To that end, Operator shall review the Milestone Schedule, as the same may be modified from time to time, and appropriately coordinate its duties hereunder with such Milestone Schedule. Operator shall review any revisions of such Milestone Schedule and the monthly progress reports generated by Contractor under the Construction Contract and provided to Operator and Operator shall adjust its performance of its obligations hereunder accordingly and provide Owner with written adjustments to the Schedule, together with any change to the Pre-Commencement Phase Budget, pursuant thereto;

            (12) prepare, not later than one hundred twenty (120) Days after the Notice to Proceed Date a preliminary list of Materials and Services needed to be procured. The list should identify the approximate date when an item is needed;

            (13) arrange for the procurement of Materials and Services in accordance with Section 3.8 to assure they are available when needed to support the start-up, operation, and maintenance of the Facility;

            (14) with Owner and Contractor develop a "punch list" of Contractor's uncompleted and/or deficient work; and

            (15) review Contractors' training program and Operation and Maintenance Manuals and provide comments and a recommendation to Owner within one hundred eighty (180) Days after the Notice to Proceed Date.

      Items 1, 2, 3, 4, 8, 9, 10, 11, 12, 13, 14, and 15 shall each be subject to the review and approval of Owner, which approval shall not be unreasonably withheld. If Operator is notified that any such item is unsatisfactory, it will promptly prepare a revision based on Owner's comments and the requirements of this Agreement.

      (b) No review or approval by Owner under this Section 3.2 shall relieve or limit Operator's responsibility and liability as set forth in this Agreement for the item so reviewed or approved.

      Section 3.3 - Site Procedures.

Operator shall prepare, pursuant to Section 3.2(a)(3), detailed Site Procedures to be applicable after the Commencement Date and, as necessary, during the Pre-Commencement Phase.


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Batesville O&M Agreement          Page 11

Operator shall submit such documents to Owner for review, comment and approval, and to Contractor for review and comment for purposes of maintaining Contractor's warranty obligations pursuant to the Construction Contract, within one hundred eighty (180) Days after the Notice to Proceed Date. Owner's review, comment, and approval of any proposed Site Procedures presented to it by Operator shall not be unreasonably withheld or delayed. Owner shall notify Operator in writing of its comments or approval of each Site Procedure within thirty (30) Days following Operator's submittal of such proposed Site Procedure to Owner. In addition, Owner may require Operator to prepare additional Site Procedures as Owner deems necessary. Subsequent modifications to Site Procedures, including any revisions required by Owner's rejection of such Site Procedures, shall likewise be submitted to Owner and Contractor for approval and comment, as applicable, prior to implementation.

      Section 3.4 - Operational Phase Services.

      On and after the Commencement Date and subject to the approval by Owner of the necessary budget pursuant to Section 3.7, the Operator shall be responsible for the operation and maintenance of the Facility, including the following services (the "Operational Phase Services"). Operator shall:

            (a) perform all operation and maintenance of the Facility, and, in accordance with Section 3.8, arrange for the procurement of all Materials and Services required to operate and maintain the Facility in accordance with the provisions of this Agreement (except as expressly reserved to Owner under Article IV and subject to the limitations on Operator's authority set forth in
Article V).

            (b) perform or coordinate and supervise the performance of all maintenance in such a manner to minimize the loss of electrical output and damage to the Facility to optimize the operation of the Facility consistent with the Owner's objective to maximize its net profit. Furthermore, Operator shall, consistent with the other terms of this Agreement and with such objective, maintain the Facility to optimize its useful life and to minimize down-time because of maintenance.

            (c) perform the daily administration and coordination of the Power Purchase Agreements and Electrical Interconnection Agreements including, but not limited to, daily communication with the Power Purchasers and the Interconnecting Utilities and preparation of monthly invoices and supporting data for the Owner's review and submittal under such agreements.

            (d) identify the need for, schedule, arrange for the procurement, coordinate and supervise the Subcontractor's performance of Services or other work.

            (e) perform the daily administration and coordination of the fuel supply in accordance with Section 3.21;


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Batesville O&M Agreement          Page 12

            (f) provide, for submittal by Owner with the appropriate Person, all reports, data and other information required by the Project Permits and Project Agreements;

            (g) provide the Annual Operating Budget and the Annual Operating Plan and the Three year Projection in accordance with Section 3.7;

            (h) provide periodic technical and administrative reports in accordance with Section 3.12;

            (i) maintain, update as necessary, and comply with the Site Procedures;

            (j) respond in a timely manner (but in no event shall the time to make such a response exceed five (5) Days) to written requests by Owner for information about the Work; and

            (k) verify completion of items on "punch list" compiled pursuant to
Section 3.2.

      Section 3.5 - Standards of Performance.

      Operator shall perform each item of the Work in a careful, clean, safe, professional, prudent, efficient and environmentally acceptable manner in accordance with the following requirements (collectively, "Standards of Performance"):

            (a)  Prudent Operating Practice;

            (b) the terms of the Operation and Maintenance Manuals and other operating instructions provided by Contractor pursuant to the Construction Contract or provided by any other vendors, suppliers or contractors (and, with regard to any Facility Equipment acquired subsequent to the Commencement Date, in accordance with the operating instructions provided by the respective equipment suppliers, vendors or manufacturers);

            (c) all operational and maintenance obligations imposed on the Owner pursuant to any Project Agreement;

            (d) the requirements of the providers of insurance described in
Article VII, and any and all insurance coverage documents maintained by Owner for the protection of the Facility and its revenues, copies of which are provided to Operator;

            (e) any and all warranties received from Contractor or any manufacturer of the Facility Equipment or Materials, which are not part of any Project Agreements, but which copies have been provided to Operator;


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Batesville O&M Agreement          Page 13

            (f) the Project Permits and all applicable Laws;

            (g) the Site Procedures; and

            (h) to operate the Facility consistent with Owner's objective to maximize its net profits from the operation of the Facility.

      In the case of any conflict between any such standards, the most stringent applicable standard shall govern.

      Section 3.6 - Pre-Commencement Phase Budget.

            Within thirty (30) Days after the Notice to Proceed Date, Operator shall submit a proposed budget for the Pre-Commencement Phase Services, substantially in the form of Exhibit C, for Owner's review and approval. The Pre-Commencement Phase Budget shall contain an itemized estimate by month of all Reimbursable Costs, Management Fee costs, the cost for all Materials and Services needed to be procured in accordance with Section 3.8, and supporting data and assumptions, if any. The proposed Pre-Commencement Phase Budget shall be based on Operator's assessment of the required Pre-Commencement Phase Services and reflects the most economical and reasonable means of performing such Services in accordance with the Standards of Performance. Such assessment by Operator shall take into consideration those items of goods and services that are to be supplied by the Contractor under the Construction Contract. Within thirty (30) Days after receipt of the proposed Pre-Commencement Phase Budget, Owner shall notify Operator in writing of its approval or any proposed additions, deletions or modifications as Owner may deem necessary or appropriate. Operator shall promptly either confirm to Owner its ability to perform the Pre-Commencement Phase Services during such period in accordance with Owner's proposed changes, or object to Owner's proposed changes, stating in detail the reasons for such objection. Owner and Operator shall use their best efforts to agree upon a Pre-Commencement Phase Budget, which shall be approved in writing by both Parties, which approval shall not be unreasonably withheld. If Owner and Operator are unable to agree upon a Pre-Commencement Phase Budget, Owner and Operator shall present the dispute for dispute resolution in accordance with Article VIII hereof. If the Operator determines that the Pre-Commencement Phase Budget needs to be changed after the Notice to Proceed Date, or that any category within an Annual Operating Budget will vary for such Operating Year by more than ten percent (10%) or twenty-five thousand dollars ($25,000), whichever is greater, Operator shall immediately notify Owner and shall follow Owner's instructions regarding further expenditures for the operation and maintenance of the Facility pursuant to this Agreement. Until such time as Operator receives such instructions, Operator shall continue to perform the Pre-Commencement Phase Services according to the terms of this Agreement as permitted under the Pre-Commencement Phase Budget then in effect. At no time, without Owner consent, shall Operator be entitled to make expenditures in any Annual Operating Budget which exceed the amount


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Batesville O&M Agreement          Page 14
allocated for such category; provided, however, that the foregoing limitation shall not apply in the case of Emergencies, which shall be governed by Section 3.13.

      Section 3.7 - Annual Operating Budget and Plan; Three Year Projection.

            (a) Annual  Operating  Budget.  No later than one  hundred  twenty
(120) Days prior to the beginning of each Operating Year, Operator shall submit, for Owner's review and approval, a proposed budget on a monthly basis for the Operational Phase Services to be performed in the next succeeding Operating Year, substantially in the form of Exhibit C (the "Annual Operating Budget"). The proposed Annual Operating Budget shall be based on Operator's assessment of such Services for such Operating Year and shall reflect the most economical and reasonable means of performing such activities in accordance with the Standards of Performance. The proposed Annual Operating Budget shall include:

            (i) the proposed amount to be spent annually for Reimbursable Costs and the Management Fee then in effect;

            (ii) the proposed amounts to be spent for the purchase of Materials and Services in accordance with Section 3.8, identifying the items to be purchased; and

            (iii) a proposed inventory plan.

Each proposed Annual Operating Budget shall identify and list separately capital items.

            Within thirty (30) Days after Owner receives Operator's proposal for such Annual Operating Budget, Owner shall notify Operator in writing of Owner's approval or any proposed changes to the Annual Operating Budget, and projections reflected therein as Owner may deem necessary or appropriate. Within fifteen
(15) Days following receipt of any such notice of proposed changes from Owner, Operator shall either confirm to Owner its ability to perform the Work during such period in accordance with Owner's proposed changes, or object to Owner's proposed changes, stating in detail the reasons for such objection. Owner and Operator shall use their best efforts to agree upon an Annual Operating Budget, which shall be approved in writing by both Parties, which approval shall not be unreasonably withheld. If Owner and Operator are unable to agree upon an Annual Operating Budget, Owner and Operator shall present the dispute for dispute resolution in accordance with Article VIII. Each Annual Operating Budget shall remain in effect throughout the applicable Operating Year, subject to updating, revision and amendment as may be proposed by either Party and consented to in writing by the other Party, which consent may not be unreasonably withheld.

            If, during any Operating Year, Operator determines that any category within an Annual Operating Budget will vary for such Operating Year by more than ten percent (10%) or


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Batesville O&M Agreement          Page 15
twenty-five thousand dollars ($25,000), whichever is greater, Operator shall immediately notify Owner and shall follow Owner's instructions regarding further expenditures for the operation and maintenance of the Facility pursuant to this Agreement. Until such time as Operator receives such instructions, Operator shall continue to operate and maintain the Facility according to the terms of this Agreement as permitted under the Annual Operating Budget then in effect. At no time, without Owner consent, shall Operator be entitled to make expenditures in any Annual Operating Budget category which exceed the amount allocated for such category; provided, however, that the foregoing limitation shall not apply in the case of Emergencies, which shall be governed by Section 3.13.

            (b) Annual Operating Plan. With the Annual Operating Budget submitted in accordance with this Section 3.7(a), Operator shall submit to Owner for Owner's approval Operator's proposed operating plan for the next Operating Year (the "Annual Operating Plan") in a form reasonably acceptable to Owner. Such plan shall describe in detail acceptable to Owner the annual operation and maintenance plan for the Facility including, without limitation, a summary of the items in the Annual Operating Budget, hours of operation, holidays to be observed, schedule of Services, consumption of fuels, purchased electricity, data regarding expected environmental performance, projected electricity generated for sale, and any other matters as Owner may require. All such items shall be set forth on a monthly basis. The proposed Annual Operating Plan shall be accompanied by all underlying assumptions necessary for its evaluation. All actions proposed under the Annual Operating Plan shall comply with the Standards of Performance. Owner shall indicate in writing any proposed revisions, corrections, deletions or additions to Operator's proposed Annual Operating Plan within thirty (30) Days after each such submission. The final form of the Annual Operating Plan shall be approved in writing by both Parties, such approval not to be unreasonably withheld. In the event of any disagreement, the Parties shall promptly meet and resolve in good faith any areas of disagreement. If Owner and Operator are unable to agree upon an Annual Operating Plan, Owner and Operator shall present the dispute for dispute resolution in accordance with Article VIII hereof.

            (c) Three Year Projection. In addition, with the Annual Operating Plan, Operator shall submit to Owner for approval a written proposal describing in detail reasonably acceptable to Owner a proposed operation and maintenance plan, including scheduled outages, and budget for the next three (3) Operating Years, including anticipated Major Maintenance (the "Three Year Projection"). Owner shall indicate in writing any proposed revisions, corrections, deletions or additions to Operator's proposed Three Year Projection within thirty (30) Days after each such submission.

      Section 3.8 - Procurement of Materials and Services.

Operator shall arrange for the procurement of Materials and Services (excluding natural gas) necessary for the operation and maintenance of the Facility pursuant to the following provisions.


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Batesville O&M Agreement          Page 16

            (a) All Materials and Services shall be purchased directly by Owner from Subcontractors, except as otherwise provided in the Site Procedures for small local purchases and purchases necessary to handle Emergencies. At any other time that Operator desires to subcontract directly to obtain materials or services, Operator shall obtain the prior written approval of Owner. In no event shall Operator be relieved of any of its obligations under this Agreement or of any of its responsibilities due to faulty performance of any Work performed by subcontractors.

            (b) Operator shall identify Materials and Services needed, establish technical and commercial requirements, develop qualified bid lists, request bids/proposals from prospective Subcontractors, evaluate bids/proposals received and provide a recommendation for award and purchase order to Owner for approval and execution. In no event shall Operator take title to any Materials. All purchase orders and bills of lading with respect to Materials shall specify that Owner shall take title to the Materials directly from Subcontractors.

            (c) In evaluating and selecting prospective Subcontractors, Operator shall make reasonable attempts to optimize Facility costs in consideration of Facility availability and reliability and to otherwise minimize procurement costs.

            (d) Operator shall receive, inspect, inventory and resolve defects or deficiencies found in Materials delivered by Subcontractors, and shall sign all invoices for the Materials indicating Operator's acceptance of the material as meeting the purchase order. If Operator is unable, using reasonable efforts, to resolve defects or deficiencies discovered, Operator shall promptly notify Owner. Operator shall administer on behalf of Owner any claim or dispute arising under a purchase order. Owner shall provide for direct payment due each Subcontractor in accordance with the applicable purchase order.

            (e) Operator shall be responsible for supervising, coordinating, and administering all Subcontractors providing Services, including maintenance or construction services.

      Section 3.9 - Inventory.

            (a) Operator shall comply with the provisions for maintaining an inventory of Materials set forth in the Site Procedures.

            (b) Operator shall maintain an inventory of Materials adequate to support the continuous, successful, and reliable operation of the Facility. The procurement of such inventory, including replacement Materials, shall be made in accordance with the provisions of Section 3.8.

            (c) Operator shall provide security for such inventory.


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Batesville O&M Agreement          Page 17

      Section 3.10 - Personnel.

            (a) Operator shall employ at the Facility the appropriate number of properly qualified and trained Personnel to staff the Facility 24 hours a day, 7 days a week and in a manner consistent with Prudent Operating Practice and to perform the Operator's obligations under this Agreement as approved under the Pre-Commencement Phase Budget and Annual Operating Budget.

            (b) All Personnel shall be qualified (including, holding all appropriate valid licenses required by Law) and fully trained for their respective positions. At least one member of the Personnel shall hold a first class engineer's license as required under Law. All individuals utilized by Operator to perform Work shall be employees of the Operator or, subject to Owner's approval, workers or independent contractors under Operator's direction. Working hours, rates of compensation, and all other matters relating to such Personnel shall be determined by Operator (subject to Owner's approval with respect to budget items).

            (c) Owner shall approve the selection of the Plant Manager and Operator shall consult with Owner regarding the selection of all other Personnel. Owner shall inform Operator of any objection to any Plant Manager selection as soon as possible, but in no event later than ten (10) Days after receipt of notice of Operator's proposed Personnel selection. Operator shall retain sole responsibility and control of labor matters pertaining to the Personnel. Operator shall provide Owner with such information regarding the selection of the Personnel, as Owner may reasonably request. With respect to hiring of Personnel and its employment policy, Operator shall comply with all applicable federal and state labor and employment Laws and shall exercise control over labor relations in a reasonable manner consistent with the intent and purpose of this Agreement. If in Owner's opinion, the Plant Manager is not adequately performing the requirements of the job function to the Owner's satisfaction, including fostering a positive working relationship with the Owner's staff, the Power Purchasers, and other project participants, then upon the request of Owner, Operator shall replace the Plant Manager, if, within sixty
(60) days following such request, Operator has not modified the Plant Manager's performance to the satisfaction of Owner. Owner may also request Operator to replace any other Personnel, provided, that Owner presents Operator with reasonable justification therefor, which request shall not be unreasonably rejected. Operator shall either accept Owner's request or provide Owner with the reasons for rejection within five (5) Days after receipt of such request. Costs required to be incurred by Operator as a result of the replacement of such Personnel pursuant to Owner's exercise of its rights under this Section 3.10(c) shall be eligible for treatment as Reimbursable Costs, in accordance with the other requirements of this Agreement.


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Batesville O&M Agreement          Page 18

            (d) Either Owner or Operator may request changes to the job titles, duties and positions of the Personnel described in this Agreement, subject to the approval of the other Party, which approval shall not be unreasonably withheld provided that such change does not have a material adverse impact on the other Party.

      Section 3.11 - Training Programs.

Operator shall require its Personnel to participate in and satisfactorily complete the following training programs:

            (a) Initial Training. Prior to Operator assuming responsibility for the operation and maintenance of the Facility and in accordance with the provisions of Section 3.2(a)(2), Operator shall make Personnel available for "hands on" training to be provided by Contractor pursuant to the Construction Contract. Operator shall verify that the initial training instructs the Personnel in the areas of the design, construction, operation and maintenance of the Facility and shall include normal equipment operation, safety precautions, routine maintenance, and emergency procedures with respect to all equipment installed in the Facility. Operator shall promptly notify Owner in the event Operator determines that any training provided by Contractor fails to meet the requirements of the Construction Contract. Operator shall insure that the Personnel are trained in a satisfactory manner so as to enable each of the Personnel to perform their assigned functions and as required to enable Operator to comply with its obligations under this Agreement. The initial training will be videotaped by the Operator at Owner's cost and expense.

            (b) Ongoing Training. Within ninety (90) Days following the Commencement Date, Operator shall establish and maintain a regular ongoing training program for the Personnel. This training program shall be designed to train new Personnel, keep existing Personnel familiar with all existing Site Procedures and informed of all new revisions thereto. Owner may at any time, upon reasonable notice, review Operator's regular training program in order to assess its adequacy and compliance with this Section 3.11.

            (c) Operator Training Upon Termination. If this Agreement is scheduled to terminate for any reason, the Operator will cooperate with Owner and the replacement operator, at Owner's expense, in training replacement personnel for the Facility, including permitting such replacement personnel to participate in the foregoing training program. In addition, Operator will surrender to Owner all training material created, acquired or provided pursuant to this Section 3.11, provided that, subject to the requirements of Article XI, Operator may retain a copy thereof.


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Batesville O&M Agreement          Page 19

      Section 3.12 - Reports.

Operator shall cooperate with Owner in complying with the reporting requirements set forth in the Project Agreements and shall, from and after the Commencement Date furnish or cause to be furnished to Owner the following reports concerning the Facility operations:

            (a) Monthly Reports. Commencing within ten (10) Days after the end of each calendar month after the Commencement Date, Operator shall submit: (i) a progress report, in detail acceptable to Owner, covering all operations conducted during such calendar month with respect to operations and maintenance (including without limitation information regarding power generation, heat rates and fuel consumption), procurement, capital improvements, labor relations, significant interactions with the Power Purchasers, the Interconnecting Utilities and Governmental Authorities, and other significant matters, which report shall include (with respect to quantitative items) a comparison of such items to corresponding values for the then preceding month and year and listing of any significant operating problems along with remedial actions planned and a brief summary of major activities planned for the next two reporting periods; and (ii) a statement setting forth all Reimbursable Costs paid or incurred, which statement shall itemize in detail acceptable to Owner the computation of such Reimbursable Costs and shall state whether or not the Facility operations have conformed to the applicable Annual Operating Plan and Annual Operating Budget during such reporting period and if not, the extent and reasons for such deviation and any remedial action, if remediable.

            (b) Annual Reports. As soon as available, and in any event within thirty (30) Days after the end of each Operating Year, Operator shall submit to Owner an annual report certified by the Plant Manager describing in detail substantially similar to that contained in the monthly reports referred to in
Section 3.12(a) above, all of the Facility operations for such Operating Year and presenting a comparison of such Facility operations with the Annual Operating Plan and Annual Operating Budget for such Operating Year and with those obtained for the preceding Operating Year, if any (the "Annual Report"). Within thirty (30) Days after the submission of each Annual Report, the Plant Manager shall meet with Owner to review and discuss the report and to report upon any other aspects of the operations at the Facility that Owner may request.

            (c) Fuel Reports. Notwithstanding Owner's obligation to furnish fuel as set forth in Section 4.1 hereof, within ten (10) Days after the end of each calendar month, Operator shall prepare and submit to Owner a fuel report summarizing on a daily basis the amount of fuel delivered in accordance with the Fuel Agreements and accepted at the Facility and the amount of such fuel consumed at each Unit of the Facility during the preceding month.


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Batesville O&M Agreement          Page 20

            (d) Additional Reports. Operator shall periodically provide reports to Owner advising Owner of any information Operator becomes aware of concerning changes in Laws and/or Prudent Operating Practices that it believes may be material to the operation and maintenance of the Facility.

      Section 3.13 - Emergency and Outage Procedures.

In the case of an Unscheduled Outage or Emergency, Operator shall, in accordance with the requirements of the applicable Site Procedures, notify Owner of the nature of such Unscheduled Outage or Emergency, the proposed remedial measures and its probable duration. Operator shall take corrective action pursuant to Owner's direction only; provided that in the case of an Emergency, Operator shall act immediately as required to prevent or overcome the threat of injury to persons or damage to property or to minimize the adverse consequences thereof pending receipt of instructions by Owner.

      Section 3.14 - Improvements.

If at any time, Operator believes that certain alterations, additions, modifications or other changes to the Facility ("Improvements") would improve the overall operation, output and/or efficiency of the Facility, then Operator shall advise Owner in writing of such proposed Improvements and, upon the written approval of Owner, the Operator shall arrange for the procurement and integration of all such equipment, materials and other resources necessary to implement such Improvements at the Facility. Except as set forth in the Annual Operating Plan or Annual Operating Budget, the Operator shall make no Improvements other than Improvements made in accordance with this Section 3.14.

      Section 3.15 - Annual Review.

No later than one hundred twenty (120) Days prior to each Operating Year commencing with the second Operating Year, the Operator shall participate in an annual review. The purpose of the annual review shall be to analyze the past year's operations and propose changes for the improved quality of the Facility's operation and maintenance and to review the proposed Annual Operating Plan for the next Operating Year. To this end, the Operator and Owner shall establish a standing committee comprised of the Plant Manager and one (1) representative from each of the Operator and the Owner to monitor and review existing and proposed activities with respect to the operation and maintenance of the Facility. Such committee shall meet at least once every year and at such other times as may be reasonably requested by Owner.

      Section 3.16 -  Not Used.


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Batesville O&M Agreement          Page 21

      Section 3.17 - Administration.

Operator shall administer and be responsible for the cost accounting, requisitioning, personnel, and payroll functions related to Operator's Personnel pursuant to this Agreement. Without limiting the foregoing, Operator shall (i) pay all bills to be paid by Operator in a timely manner, and (ii) forward in a timely manner to Owner all bills received by Operator that are Owner's responsibility to pay hereunder, together with Operator's advice as to which are due, if there are any offsets or credits, and such other matters as reasonably related thereto.

      Section 3.18 - Taxes.

Operator shall pay, subject to Owner's reimbursement in accordance with Section 6.2, all federal, state and local unemployment taxes, Federal Insurance Contribution Act (FICA) taxes and other taxes which it is obligated to pay with respect to wages and salaries paid by it to its employees performing the Work and maintain all appropriate records with respect thereto.

      Section 3.19 - Facility Performance.

If any significant deficiency in performance of the Facility occurs, including, but not limited to, a failure to meet any warranty under the Project Agreements, or if such a deficiency is projected, then Operator shall notify Owner of such deficiency or projected deficiency and shall state Operator's opinion as to the cause of such deficiency or projected deficiency and prepare a report in detail, as required, together with a plan to remedy the problem. Upon Owner's request, Operator shall make available such of its Personnel as reasonably necessary to review and assess the cause of such deficiency with Owner and Contractor and/or any of their agents.

      Section 3.20 - Loan Agreement.

Operator acknowledges that Owner intends to obtain long-term debt and equity financing for the Facility, and that compliance by Owner with the terms and conditions applicable thereto may require the cooperation of Operator in matters not now ascertainable. Accordingly, Operator will reasonably cooperate with Owner, so as to permit Owner to comply with the various requirements relating to the operation and maintenance of the Facility that are imposed by such Project Lenders, including, but not limited to, providing any required or reasonably requested information or reports on the operation and maintenance of the Facility.

      Section 3.21 - Fuel Supply.

            (a) Operator shall not be responsible for contracting for natural gas. Operator shall be responsible for day to day communication and coordination with the Power Purchasers and the fuel supply and transportation subcontractors of the Power Purchasers and/or the Owner's fuel supply and transportation Subcontractors, as appropriate.

            (b) Operator shall monitor the fuel requirements of the Facility and Operator shall be responsible for keeping Owner informed that the supply of fuel available is adequate to


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Batesville O&M Agreement          Page 22
operate the Facility at its optimal level. In the event Operator becomes aware that natural gas is not available in sufficient quantities or quality to fuel the Facility to provide the electrical output requested by the Power Purchasers in an optimal manner, Operator shall immediately notify Owner.

      Section 3.22 - Safety.

Operator shall comply with all Site Procedures regarding safety, security and fire protection to prevent accidents or injuries to persons or damage to property on or about the Site. Operator shall continuously update the same to optimize the safe, reliable and efficient operation of the Facility.

      Section 3.23 - Books and Records.

            (a) Operator shall maintain operating logs, records and reports (in form and substance as required by the Site Procedures) documenting the operation of the Facility, including those logs, records and reports required by any Project Agreement; maintain current revisions of Facility drawings, equipment manuals, instruction books, and the Operation and Maintenance Manuals; maintain accurate cost ledgers and accounting records regarding the Work in accordance with generally accepted accounting principles for review by Owner. Operator shall also prepare all reports required for Governmental Authorities, or by the Project Permits, and provide same to Owner for its review and submittal. Upon termination of this Agreement, the Operator shall turn over a copy of all such books, logs, ledgers, manuals, reports and records to Owner.

            (b) Operator shall establish and maintain an information system reasonably satisfactory to Owner to provide storage and ready retrieval of Facility operating data, including such information necessary to verify and support calculations for preparation of invoices made pursuant to the Power Purchase Agreements; provided, however, that all hardware necessary in connection with the information system shall be provided by Owner.

            (c) Operator shall prepare and maintain, on a current basis, proper, accurate, and complete books and records and accounts of all transactions related to the Facility, including such information necessary to verify calculations made pursuant to this Agreement.

            (d) At all reasonable times Owner shall have access to the records maintained pursuant to this Section and may audit the record keeping practices and systems used to generate the data required by this Section 3.23 and shall have the right to determine whether such practices and systems are in accordance with generally accepted accounting principles and cause Operator to make such changes as necessary to conform with such principles.


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Batesville O&M Agreement          Page 23

            (e) Owner's right of access to the records described in this Section
3.23 and Operator's obligation to maintain and preserve the same shall survive for a five (5) year period following the termination of this Agreement.

      Section 3.24 - Scheduling Maintenance.

Operator shall arrange and schedule all maintenance for the Facility in accordance with the Standards of Performance and Project Agreements. Scheduled outages shall be approved by Owner, such approval not to be unreasonably withheld. Operator shall coordinate with Owner in scheduling such maintenance and notify the Power Purchasers, as necessary, of Facility conditions as required by the Project Agreements. Generally, scheduled maintenance will be performed, to the extent practical, during off-peak hours.

      Section 3.25 - Cooperation With Others.

Operator shall cooperate fully with (i) any Subcontractor, (ii) any entity supplying or transporting fuel to the Facility, (iii) the Interconnecting Utilities, and (iv) the Power Purchasers.

      Section 3.26 - Access.

Operator shall allow Owner and such other parties as Owner designates from time to time, to have full, unrestricted access to the Facility and Site and all reports, data, information and documents related to the Project in Operator's possession at the Site at all times, provided, however, such parties must adhere to all applicable Site Procedures.

      Section 3.27 - Operator Licenses; Permits.

Operator shall cause each of the Personnel to procure and maintain their respective licenses as required to perform the Work and shall assist Owner in the maintenance of the Project Permits and procurement of any revisions, waivers, or additional permits necessary or desirable for the operation of the Facility as contemplated hereunder. Operator shall prepare all operating and other reports for Owner's review and submittal to maintain the Project Permits.

      Section 3.28 - Enforcement of Warranties.

Operator shall notify Owner of any claims which Owner may have under warranties or guaranties of which Owner is beneficiary regarding the Facility, Materials or any component thereof of which Operator becomes aware during the performance of Work. Operator shall manage and operate the Facility consistent with the conditions applicable to all such warranties and guarantees so as to preserve the effectiveness thereof and shall take no action which may adversely affect any claim under any such warranty or guaranty without the express written consent of the Owner except as provided in Section 3.13.


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

      Section 3.29 - Compliance with Laws.

Operator shall at all times operate and maintain the Facility such that it complies in every material respect with all applicable Laws and Project Permits. Operator shall notify Owner of any deficiencies or compliance requirements of such Laws and Project Permits and changes in Laws or requirements of any Governmental Authority relevant to the Project of which Operator is aware.

      Section 3.30 - No Liens or Encumbrances.

Operator shall keep and maintain the Facility free and clear of all liens and encumbrances resulting from acts or omissions of Operator or its subcontractors or work done at the request of Operator or its subcontractors to the extent Owner has paid Operator for the Work.

      Section 3.31 - No Action.

Operator shall not intentionally take any action or intentionally fail to take any action that would (i) relieve Contractor from any obligation or liability under the Construction Contract, (ii) give rise to any claim by Contractor against Owner or Operator or (iii) otherwise cause a default (or a condition which with passage of time, notice or both, would be a default) under any Project Agreement or a violation of any applicable Law or Project Permit.

      Section 3.32 - Litigation; Permit Lapses.

Upon obtaining notice or knowledge thereof, Operator shall submit prompt written notice to Owner of: (i) any litigation, or material claim, dispute or action, threatened in writing or filed, concerning the Facility, the Site, the Project Agreements, or the Work; (ii) any written refusal or threatened refusal to grant, renew or extend or any pending or written threatened action that might affect the granting, renewal or extension of, any license, permit, approval, authorization or consent concerning the Facility or the Work; and (iii) any dispute with any Governmental Authority concerning the Facility or the Work, any Project Permit, or any dispute with respect to any Project Agreement.

                       ARTICLE IV - Owner Responsibilities

      Section 4.1 - Fuel Supply.

Owner shall cause natural gas to be provided for use at the Facility, in such quantities as contemplated pursuant to the Project Agreements and as reasonably requested by Operator pursuant to Section 3.21. In the event that natural gas is purchased by Owner, Owner shall be responsible for (a) contracting for natural gas and (b) making direct payment on invoices for natural gas to the applicable suppliers.


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Batesville O&M Agreement          Page 25

      Section 4.2 - Reasonable Access.

Owner shall provide and grant to Operator right of access to the Facility and the Site throughout the term of this Agreement. As reasonably requested by Operator, Owner shall provide Operator with reasonable access to any information in its possession relating to the physical characteristics of the Facility or to any of the Facility Equipment.

      Section 4.3 - Accommodations.

Owner shall provide for and make available to Operator such office space, storage facilities, unloading areas, rest rooms and office equipment facilities as Operator may reasonably require and are reasonably practicable at the Facility, as constructed pursuant to the Construction Contract.

      Section 4.4 - Utilities.

Owner shall provide for and make available to Operator sufficient quantities of electricity and other utilities as Operator may reasonably request for (a) the operation and maintenance of the Facility and (b) the health and safety of its employees.

      Section 4.5 - Manuals and Drawings.

Owner shall provide Operator with all operation and maintenance manuals and all drawings, specifications, diagrams, and other information which Owner has or may obtain with respect to the Facility including any of the same that Contractor is obligated to provide to Owner pursuant to the Construction Contract. Should any such information be classified as confidential or proprietary, then Owner shall use reasonable efforts to obtain all necessary authorizations, releases, acknowledgments, or other approvals to provide Operator access to and use of such information. Operator, in turn, shall comply with all resulting requirements for protecting the confidential or proprietary nature of such information, including without limitation, any such requirements contained in any Project Agreement following receipt of such requirements.

      Section 4.6 - Taxes.

Owner shall pay (or reimburse Operator) for any present or future duty or tax (other than income taxes of Operator) which may be assessed against it and/or Operator, upon reasonable notice from Operator, relative to the operation and maintenance of the Facility. Operator shall promptly furnish any such bills it receives to Owner. If Owner is exempt from the payment of any applicable sales and/or use taxes or has a direct payment permit with respect to such taxes, then Owner shall provide Operator with a copy of the certificate or permit, duly executed and issued by the appropriate governmental authority, or an opinion of counsel regarding such exemption in lieu of such certificate or permit.


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Batesville O&M Agreement          Page 26

      Section 4.7 - Maintenance of Permits.

Owner shall pay for and maintain, with the cooperation of the Operator, any and all certificates, permits, governmental fees, licenses, and inspections necessary for the continuous operation of the Facility (except any of the same required to be obtained and maintained by Operator or the Personnel pursuant to
Section 3.27 of this Agreement), including any required renewals of the Project Permits.

      Section 4.8 - Payment

Owner shall make applicable payments to Operator pursuant to Article VI.

                      ARTICLE V - Limitations on Authority

      Section 5.1 - General Limitations.

Notwithstanding any provision in this Agreement to the contrary, unless previously expressly approved in (i) the Annual Operating Plan or Annual Operating Budget regarding Operational Phase Services; or (ii) the Pre-Commencement Phase Budget with regard to Pre-Commencement Phase Services, or, (iii) otherwise approved in writing by Owner, Operator or any agent, representative or contractor of Operator shall not:

            (a) Disposition of Assets. Sell, lease, pledge, mortgage, convey, or make any license, exchange or other transfer or disposition of any property or any interest therein comprising any part of the Project;

            (b) Contract. Make, enter into, execute, amend, terminate, suspend, modify or supplement or give or accept waivers under any contract or agreement on behalf of or in the name of Owner;

            (c) Expenditures. Make or commit to any expenditure, incur any obligation or liability or acquire on a Reimbursable Cost basis any Materials, assets or other items, or consent or agree to do any of the foregoing; provided that in the event of an Emergency affecting the safety or protection of Persons or endangering the Facility or property located at the Facility, Operator, without approval from Owner, shall be authorized to take all reasonable actions to prevent such threatened damage, injury or loss in accordance with Sections
3.8 and 3.13;

            (d) Other Actions. Take or agree to take any other action that materially varies with the applicable Annual Operating Plan or Annual Operating Budget or with any Project Agreement or fail to take any action required by the Annual Operating Plan, Annual Operating Budget or any Project Agreement;


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Batesville O&M Agreement          Page 27

            (e) Lawsuits and Settlements. Settle, compromise, assign, pledge, transfer, release or consent to the compromise, assignment, pledge, transfer or release of, any claim, suit, debt, demand or judgment against or due by, Owner or Operator, the cost of which, in the case of Operator, would be Reimbursable Costs hereunder, or submit any such claim, dispute or controversy to arbitration or judicial process, or stipulate in respect thereof to a judgment, or consent to do the same or commence any litigation, action, arbitration, or other proceeding on behalf of Owner; provided, however, that Owner shall not unreasonably withhold its approval of any settlement, compromise, arbitration or litigation of any claim, suit, demand, debt or judgment involving a liability or potential liability only against Operator; or

            (f) Project Agreements. Initiate or respond to any complaint or dispute resolution under or negotiate with any party to any Project Agreement, except as expressly authorized in writing by Owner.

                      ARTICLE VI - Payment Amount and Terms

      Section 6.1 - Payment.

As the sole and exclusive compensation and reimbursement to Operator for the performance of the Work hereunder, Owner shall pay Operator, in the manner and at the times specified in this Article VI, all Reimbursable Costs, the Pre-Commencement Phase Services Fee and the Management Fee. Operator acknowledges that the obligation of Owner to pay the Pre-Commencement Phase Services Fee and the Management Fee is subordinate to the obligation of Owner to pay Debt Service (as defined in the Loan Agreement to the Project Lenders).

      Section 6.2 - Reimbursable Costs.

            (a) Covered Expenditures. Subject to the limitations on expenditures set forth elsewhere in this Agreement, Owner shall reimburse Operator for the following costs incurred by Operator in performing the Work, each as properly incurred by Operator pursuant to this Agreement and documented by written invoice or receipt provided to Owner (the "Reimbursable Costs"): (i) the actual payroll cost for the Personnel involved in the performance of the Work, including overtime, plus the actual cost of associated payroll taxes, unemployment and disability insurance, worker's compensation, vacation, holidays, fringe benefits and other statutory compensation; (ii) (A) prior to the Commencement Date, relocation and recruitment costs of salaried and non-salaried employees as approved in advance by Owner (provided, that such relocation and recruitment costs shall not exceed $80,000 in the aggregate) and
(B) on and after the Commencement Date, relocation and recruitment costs of salaried employees and recruitment costs of non-salaried employees as approved in advance by Owner; (iii) the actual costs of Operator's subcontractors approved as provided herein; (iv) the actual cost of insurance paid by Operator to provide the coverages set forth in Section 7.1 (except for payments for deductibles to


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Batesville O&M Agreement          Page 28
be paid by Operator pursuant to Section 7.4); (v) upon Owner's request and subject to Owner's prior approval, other services provided (other than the Work) at a mutually agreed upon price, terms and conditions and (vi) any other cost designated as a Reimbursable Cost pursuant to the terms of this Agreement. Owner shall pay Reimbursable Costs as follows:

            (b) Payments. Owner shall establish the Operating Account and, on or before the first day of each month, shall deposit into such account the portion of the Reimbursable Costs budgeted for such month in the applicable Annual Operating Budget or Pre-Commencement Phase Budget. Any interest accruing on such account shall be for the benefit of Owner. Operator may withdraw funds from such account as and when necessary to pay such Reimbursable Costs incurred by Operator. Operator shall submit a statement to Owner at the end of each month itemizing the total Reimbursable Costs incurred during such month. Upon the approval of such statement and subject to Section 6.6, Owner shall make any additional payment to Operator due for such month within thirty (30) Days from the date of such invoice statement. Any excess payment by Owner shall be credited against any amount due Operator for the period following such statement. No Reimbursable Costs shall be invoiced by Operator unless they were incurred in accordance with the applicable Annual Operating Budget or Pre-Commencement Phase Budget, each as amended, supplemented, or otherwise modified from time to time. If at any time during the performance of the Work after the Commencement Date, Operator becomes aware that for any monthly period Reimbursable Costs exceed or could be reasonably anticipated to exceed the amount provided therefor in the Annual Operating Budget, Operator shall promptly notify Owner of such budget overrun and shall not, without the written approval of Owner amending such Annual Operating Budget or authorizing such expenditure, perform any further Work that will result in or increase such budget overrun, except in the case of an Emergency as provided in Section 3.13.

            (c)  Direct Payments.

            (i) For each item of Material and rendition of Services, Operator shall promptly notify Owner in writing that a payment is due to a Subcontractor pursuant to a purchase order issued by Owner. The written notification shall be certified by the Operator as pertaining to work that has been duly performed in accordance with the applicable purchase orders, and shall be accompanied by an invoice, bill of sale or other appropriate documentation evidencing the payment due. Upon receipt of such written notification, Owner shall cause such payment to be made in a timely manner directly to said Subcontractor in accordance with the purchase order.

            (ii) All payments due from Owner to Subcontractors (the "Direct Payments") in a given month shall be separately itemized in the invoice statements required pursuant to Section 6.2(a), provided, however, that Direct Payments shall not be included in the amount of the Reimbursable Costs.


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

            (iii) In no event shall any separate or additional compensation be payable by Owner to Operator in connection with Operator's performance under this Section.

      Section 6.3 - Fees.

            (a) Pre-Commencement Phase Services Fee. Owner shall pay to Operator a fixed fee of $390,000 for the Pre-Commencement Phase Services (the "Pre-Commencement Phase Services Fee"). The Pre-Commencement Phase Services Fee shall be payable in ten (10) equal monthly installments beginning ten (10) months before the Scheduled Commencement Date and ending on the Commencement Date (provided that if the Commencement Date occurs prior to the end of such ten
(10) month period, the balance of the Pre-Commencement Phase Services Fee shall be payable in the month immediately following the month in which the Commencement Date occurs). The Pre-Commencement Services Fee shall be payable on the first Day of the month for which such payment is due. The Pre-Commencement Phase Services Fee shall constitute full payment for the services listed in Exhibit D, all Operator overhead and profit for the Work and general and administrative costs incurred by the Operator.

            (b) Management Fee. Owner shall pay to Operator an annual Management Fee of $500,000 for each Operating Year, adjusted as set forth in Section 6.11, commencing on the Commencement Date and continuing for each Operating Year thereafter. Each annual Management Fee shall be earned in monthly increments of one-twelfth (1/12) of such Fee, each of which shall be payable monthly on the first day of the month in which Work is to be performed (partial month fees will be pro-rated accordingly). The Management Fee shall constitute full payment for the services listed in Exhibit D, all Operator overhead and profit for the Work and general and administrative costs incurred by the Operator.

      Section 6.4 - Not Used.

      Section 6.5 - Not Used.

      Section 6.6 - Disputes.

Should Owner in good faith contest the validity, reasonableness or accuracy of any statement submitted to it for payment, it shall notify Operator in writing within fifteen (15) Days of its receipt of such statement, explaining in detail the reasons for its refusal to honor Operator's request for payment. If Owner disputes only part of a statement submitted to it for payment, then it shall pay to Operator the undisputed portion of such statement in accordance with Section
6.2 and notify Operator in writing of the amount disputed in accordance with this Section 6.6. All such disputes shall be resolved pursuant to Article VIII of this Agreement.


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

      Section 6.7 - Exclusion.

Except as may otherwise expressly be provided for in this Agreement, Owner shall not be liable for any additional costs incurred by Operator, or fees related thereto, to the extent such costs are incurred by Operator either (i) for Work performed not consistent with the Standards of Performance; (ii) for Work performed to remedy a fault or deficiency which was created or aggravated by Operator's failure to follow the Standards of Performance, or Operator's negligent acts or omissions or willful misconduct, or (iii) in violation of
Section 5.1.

      Section 6.8 - Audit Rights.

Notwithstanding the payment of any amount pursuant to the foregoing provisions, Owner shall remain entitled to conduct an audit and review of all payments made to Operator hereunder on a time and material or cost reimbursable basis, together with any supporting documentation in accordance with the provisions of
Section 6.2 for a period of five (5) years from and after the close of the calendar year (in the case of payments for Pre-Commencement Phase Services) or Operating Year (in the case of payments for Work performed after the Commencement Date). Such audit and review may be conducted by Owner or by an independent certified public accountant and the party conducting such audit and review shall be entitled to inspect, copy and audit any of Operator's financial books, records, accounts, and ledgers relating to the Facility or the Work. Operator shall cooperate with the auditors and promptly respond to any questions relating to such audits. Operator shall retain all such information described above for a period of five (5) years. If, pursuant to such audit and review, it is determined that any amount previously paid by Operator did not constitute a due and payable item hereunder, including without limitation, a properly payable Reimbursable Cost, Owner, at its option, may recover such amount immediately upon demand, with interest determined in accordance with Section 6.10, from Operator or deduct or cause to be deducted such amount from any payment that thereafter may become due to Operator hereunder.

      Section 6.9 - Payment of Fines and Penalties.

Payment at any time of any fine or penalties (or settlements in lieu of fines or penalties) payable to any Governmental Authority, to the extent caused by the negligent acts or omissions or willful misconduct of Operator, or Operator's failure to comply with any provision of this Agreement, shall be the responsibility of Operator and such fines or penalties shall not be considered Reimbursable Costs or otherwise result in any increase of the costs to be borne by Owner. Owner shall be responsible for the payment of any other fines or penalties (or settlements in lieu of fines or penalties) payable to any Governmental Authority as a result of the failure of the Facility to comply with applicable Laws or Facility Permits.


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

If either Party receives notice or has knowledge of any violation of any laws or regulations by the other Party with respect to the matters covered by this Agreement which could result in such fines or penalties from a Governmental Authority, then such knowledgeable Party shall give prompt notice thereof to the other Party.

      Section 6.10 - Interest.

Any amount owed to either Party hereunder by the other Party shall accrue interest each Day from the date that such amount is due until the date paid at the Reference Rate per annum, computed and compounded daily.

      Section 6.11 - Payment Adjustment.

The Management Fee shall be adjusted annually, effective as of January 1st of any given Operating Year. On such date each Management Fee shall be adjusted in accordance with the following equation:

            Adjusted Management Fee = original Management Fee multiplied by the ratio of

                           GDP-IP August Previous Year
                           ---------------------------
                               GDP-IP August 1998

Where:

            "GDP-IP August Previous Year" equals the published index value in August of the Operating Year immediately preceding the Operating Year for which the adjustment is due.

            "GDP-IP August 1998" equals the published index value for August
1998.

            "GDP-IP" means the final published Implicit Price Deflator for Gross Domestic Product as determined quarterly and reported monthly by the Bureau of Economic Analysis of the U.S. Department of Commerce in the publication "Survey of Current Business." In the event this index is discontinued or its basis is substantially modified, the Parties shall agree on a substitute index.

                             ARTICLE VII - Insurance

      Section 7.1 - General Requirements

7.1.1 All insurance carried and maintained pursuant to this Agreement shall be with insurance companies which are authorized to transact insurance business and cover risks in the State of Mississippi and which are rated "Excellent" or better by Best's Insurance Guide and Key Ratings or other insurance companies of recognized responsibility and satisfactory to the Owner, Lender


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

and (with respect only to the insurance companies proposed to provide the insurance required by Section 7.3.1, paragraphs i and ii) Operator, except that Operator may self-insure the coverages it is required to provide hereunder.

7.1.2 On or before the Notice to Proceed Date and annually thereafter, the Parties shall arrange to furnish each other with an approved certification of all required insurance and copies of policies, if requested. Such certification shall be executed by each insurer or by an authorized representative of each insurer. Such certification or notice, as the case may be, shall identify insurers, the type of insurance the insurance limits, the policy term and shall specifically list the special provisions enumerated for such insurance required by this Article VII.

      Section 7.2 - Operator Provided Insurance

7.2.1 Coverages - Operator shall at all times throughout the term of this Agreement and any renewal thereof carry and maintain or cause to be maintained, at its own expense, insurance with coverage as follows:

      i. Workers' Compensation and Employer's Liability Coverage - Operator shall maintain or cause to be maintained Workers' Compensation insurance written in accordance with statutory limits and Employer's Liability in the amount not less than $10,000,000 per occurrence and in the annual aggregate. The Employer's Liability coverage shall not contain an occupational disease exclusion. Such policy or policies shall contain an all states endorsement or stop gap endorsement and alternate employer coverage.

      ii. Comprehensive Automobile Liability Coverage - Operator shall maintain or cause to be maintained Comprehensive Automobile Liability insurance covering all owned, non-owned and hired vehicles used by Operator or its permissive users in connection with Work. Such coverage shall be written in an amount not less than $1,000,000 per occurrence.

      iii. Excess (or Umbrella) Liability Coverage - Operator shall maintain excess (or Umbrella) Liability insurance written on an occurrence basis providing coverage for a limit of $9,000,000 per occurrence and annual aggregate in excess of the insurance required in Section 7.2.1, paragraph ii.

      iv Subcontractor Insurance - Operator shall require all of Operator's subcontractors to obtain, maintain and keep in force during the time in which they are engaged in performing services hereunder reasonably adequate coverage in accordance with Operator's normal practice (but not less than Worker's Compensation insurance written in accordance with statutory limits and Employer's Liability, Comprehensive Automobile Liability and Comprehensive


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Batesville O&M Agreement          Page 33

            General Liability each with limits of $1,000,000 per occurrence and in the aggregate) and furnish Owner with acceptable evidence of such insurance upon its request.

7.2.2 Deductibles - All deductibles or self-insured retentions for the coverages specified in Section 7.2.1 shall be the sole responsibility of Operator.

7.2.3 Endorsements - Any insurance provided in accordance with Section 7.2.1 shall be endorsed to provide that if such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any substantial change is made in the coverage that affects the interest of Owner, Independent Engineer, Lender, Power Purchasers or Interconnecting Utilities, such cancellation or change shall not be effective as to Owner until forty-five (45) days after receipt by Owner of written notice sent by registered mail from such insurer of such cancellation or change; provided, however, that such forty-five (45) day period shall be reduced to 10 days in the case where cancellation results from the nonpayment of premiums. In addition, any insurance provided in accordance with Section 7.2.1 paragraphs ii, iii and iv shall be endorsed to provide that:

      i. Owner, Independent Engineer, Power Purchasers, Interconnecting Utilities and Lender shall be an additional insured, in each case with the understanding that any obligation imposed upon Operator (including the liability to pay premiums) shall be the sole obligation of Operator and not that of Owner, Independent Engineer, Utilities, Transmission Providers or Lender.

      ii. The insurer thereunder waives all rights of subrogation against Owner, Independent Engineer, Power Purchasers, Interconnecting Utilities and Lender and any other right to deduction due to outstanding premiums, whether by attachment or otherwise.

      iii. Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Owner, Independent Engineer, Power Purchasers, Interconnecting Utilities or Lender with respect to its interest as such in the Facility.

      iv. Inasmuch as such policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements (other than the limits of liability) shall operate in the same manner as if there were a separate policy covering each insured.

Any insurance provided in accordance with Section 7.2.1 paragraph i shall be endorsed to provide that the insurer thereunder waives all rights of subrogation against Owner, Independent


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Batesville O&M Agreement          Page 34

Engineer, Power Purchasers, Interconnecting Utilities and Lender and any other right to deduction due to outstanding premiums, whether by attachment or otherwise.

      Section 7.3 - Owner Provided Insurance

7.3.1 Coverages - Owner shall commencing on or before (x) the Notice to Proceed Date in the case of insurance provided in accordance with paragraphs i and ii below and (y) the Commencement Date in the case of insurance provided in accordance with paragraph iii below, and continuing throughout the term of this Agreement and any renewal thereof carry and maintain or cause to be maintained, at its own expense, insurance with coverage as follows:

      i. Commercial or Comprehensive General Liability Coverage. - Owner shall maintain or cause to be maintained Commercial or Comprehensive General Liability insurance with a combined single limit of not less than $1,000,000 per occurrence and in the annual aggregate. Such coverage shall also include premises/operations, explosion, collapse and underground hazard, broad form contractual, products/completed operations, independent contractors, broad form property damage and personal injury.

      ii. Excess (or Umbrella) Liability Coverage - Owner shall maintain excess (or Umbrella) Liability insurance providing coverage for a limit of $9,000,000 per occurrence and in the annual aggregate in excess of the insurance required in paragraph i above.

      iii. Property and Boiler and Machinery Coverage - Owner shall maintain at all times Property and Boiler and Machinery insurance on an "all risk" replacement cost basis with extended coverages, providing coverage for the Facility, which insurance shall include coverage for removal of debris and shall insure the buildings, structures, boiler and machinery, equipment, facilities, fixtures and other properties constituting a part of the Facility in an amount satisfactory to Owner with a deductible of not greater than $1,000,000.

      iv. Subcontractor Insurance - Owner shall require all of its Subcontractors to obtain, maintain and keep in force during the time in which they are engaged in performing services hereunder reasonably adequate coverage in accordance with Owner's normal practice and furnish Owner with acceptable evidence of such insurance upon its request.

7.3.2 Deductibles - All deductibles for the coverages specified in this Section 7.3.1, paragraphs i, ii and iii shall be the sole responsibility of Owner, except that Operator shall be responsible for such deductible to the extent the claim arises out the negligence or willful misconduct of Operator in the performance of the Work, not to exceed $100,000 per occurrence pursuant to


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

Section 7.3.1 paragraphs i and ii or $200,000 per occurrence pursuant to Section 7.3.1, paragraph iii. Any such deductible or self-insured retention paid by Operator shall not be deemed to be a Reimbursable Cost hereunder.

7.3.3 Endorsements - Any insurance provided in accordance with Section 7.3.1 shall be endorsed to provide that:

      i. Operator shall be an insured for losses occurring at the Site in the case of insurance provided in accordance with Section 7.3.1 paragraphs i and ii and an additional insured in the case of insurance provided in accordance with Section 7.3.1 paragraphs iii and iv, in each case with the understanding that, except as expressly provided in Section 7.3.2, any obligation imposed upon Owner (including the liability to pay premiums) shall be the sole obligation of Owner and not that of Operator.

      ii. The insurer thereunder waives all rights of subrogation against Operator and Owner and any other right to deduction due to outstanding premiums, whether by attachment or otherwise.

      iii. Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Operator with respect to its interest as such in the Facility.

      iv. If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any substantial change is made in the coverage that affects the interest of Operator and Lender, such cancellation or change shall not be effective as to Operator until forty-five (45) days after receipt by Operator of written notice sent by registered mail from such insurer of such cancellation or change; provided, however, that such forty-five (45) day period shall be reduced to ten (10) days in the case where cancellation results from the nonpayment of premiums.

      v. Inasmuch as such policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements (other than the limits of liability) shall operate in the same manner as if there were a separate policy covering each insured.


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

      iv. If Owner purchases insurance on a claims made basis, such policies must contain a discovery period that expires five (5) years after the expiration of the policy or, with Operator's prior written consent which shall not be unreasonably withheld, Owner will provide an equivalent arrangement to address claims which occurred during the claims made policy period but are not reported for a period of five (5) years.

      Section 7.4 - Optional Insurance Responsibilities

If requested by Owner in writing, Operator shall assist Owner in obtaining for its own account the insurance Owner is required to maintain pursuant to Section
7.3.1 paragraphs i and ii above, subject to Owner reimbursing Operator for its reasonable costs incurred in providing such assistance.

                        ARTICLE VIII - Dispute Resolution

      Section 8.1 - Procedure.

In the event a dispute arises between or among Owner and Operator regarding the application or interpretation of any provision of this Agreement other than matters which may not be settled without the consent of an insurance company or a third party to a Project Agreement, the aggrieved Party shall notify the other Party to this Agreement of the dispute. If the Parties shall have failed to resolve the dispute within ten (10) Days after delivery of such notice, each Party shall, within two (2) Days thereafter, nominate a senior member of its management to meet at the Facility, or at any other mutually agreed location, to resolve the dispute. Should the Parties be unable to resolve the dispute to their mutual satisfaction within twenty (20) Days of such nomination, each Party shall have the right to submit the dispute to arbitration in accordance with Sections 8.2 through 8.5.

      Section 8.2 - Arbitration Procedure.

            (a) The Parties agree to settle all controversies and disputes between them arising out of or relating to this Agreement (including, without limitation, the breach, termination or validity thereof) by arbitration in accordance with the Arbitration Rules of the American Arbitration Association ("AAA"), or successor organization, in effect at the time of the arbitration ("Rules"), except as such Rules may be modified by this Agreement.

            (b) A Party desiring to submit a dispute to arbitration hereunder shall file a Demand for Arbitration with the AAA at its office in New York, New York. A copy of such Demand shall be sent to the other Party at the same time. The arbitration proceeding shall be conducted by an arbitrator or a panel of three arbitrators, as provided below. Within ten (10) Days after a Demand for Arbitration has been made by either Party, the Parties shall either agree on the appointment of a single arbitrator or each Party shall appoint one arbitrator. Within


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

twenty (20) Days after the Demand for Arbitration has been made, the two arbitrators shall choose a third arbitrator who shall act as chairperson of the arbitral proceedings. If the two arbitrators chosen by the Parties do not agree upon a third arbitrator within twenty (20) Days after the filing of the Demand for Arbitration, then upon the application of either Party, the third arbitrator shall be appointed by the AAA. Should either Party refuse or neglect to participate in the appointment of the arbitrators within the time provided, the arbitrator selected by the other Party shall be the sole arbitrator of the dispute.

            (c) Following the appointment of the arbitrators, each Party shall have the right to mail to the other Party (with a copy to the arbitrators) a written request for the production of certain identified documents or of all documents in possession of the other Party relevant to any claims or counterclaims in said arbitration. Within ten (10) Days of receipt of any such request, the receiving Party may make written objection to the requesting Party (with a copy to the arbitrators) to all or part of said request, on the ground that it is unduly burdensome, that the documents requested are irrelevant or privileged, or that such documents are equally available to the requesting Party. The arbitrators shall rule on the validity of any such objection and the Parties shall produce documents in accordance with such order. The documents requested shall be delivered within thirty (30) Days of receipt of such request, unless the arbitrators otherwise direct.

            (d) THE SITE OF THE ARBITRATION SHALL NEW YORK, NEW YORK, UNLESS OTHERWISE AGREED TO BY THE PARTIES. The Parties shall diligently and expeditiously proceed with arbitration. The arbitrators shall be instructed to render a written decision within forty-five (45) Days after the conclusion of the hearing or the filing of such briefs as may be authorized by the arbitrators, subject to any reasonable delay due to unforeseen circumstances.

            (e) Except to the extent the Parties' remedies may be limited by the terms of this Agreement, the arbitrators shall be empowered to award any remedy available under the laws of the State of New York including, but not limited to, monetary damages and specific performance. The arbitrators shall not have the power to amend or add to this Agreement. The award of the arbitrators shall be in writing with reasons for such award and signed by the arbitrators. The Parties agree that any award rendered shall be final and binding; provided, however, the Parties do not hereby waive their rights to modify or vacate an award pursuant to Sections 10 and 11 of the United States Arbitration Act, 9 U.S.C. ss.ss. 10, 11. Judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof.

      Section 8.3 - Qualifications of Arbitrators; Expenses.

            (a) The arbitrators in the arbitration proceeding provided for in Section 8.2 shall be individuals experienced in the power plant operation and maintenance industry and competent to pass on the matter presented for arbitration, but said arbitrators shall have no interest in or


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

prior connection with Owner, Operator, or any of their respective Affiliates, and shall be impartial toward each Party at the time of their selection.

            (b) Owner and Operator shall share equally the compensation and expenses of the arbitrators as well as all fees imposed by the AAA including, but not limited to, transcripts, hearing room rentals, filing fees, and administrative costs. Owner and Operator shall each be responsible for its own costs and legal fees, if any. Notwithstanding the foregoing, the arbitrators shall be empowered to award a Party its costs, expenses and legal fees if the arbitration proceeding is initiated by the other Party in bad faith.

      Section 8.4 - Independent Arbitration Agreement.

This Article VIII constitutes an independent contract to arbitrate all disputes between the Parties, including, without limitation, disputes regarding contract formation and whether either Party is entitled to quasi-contractual or quantum meruit recovery from the other Party.

      Section 8.5 - Continuation of Work.

Pending final resolution of any dispute, the Parties shall continue to fulfill their respective obligations hereunder, including but not limited to payment obligations. Subject to Sections 2.3 and 3.5(b), the interpretation or decision of the non-aggrieved Party shall take precedence until such time as the dispute is resolved pursuant to Section 8.1 or 8.2; provided that, nothing in this Section shall relieve the non-aggrieved Party from any liability hereunder resulting from such action to the extent such interpretation or decision is ultimately determined to be wrong by the Arbitrators.

                  ARTICLE IX - Commencement and Termination

      Section 9.1 - Commencement of Work.

The Pre-Commencement Phase Services shall commence on the Notice to Proceed Date. The Operational Phase Services shall commence on the Commencement Date.

      Section 9.2 - Term.

Except as may otherwise be noted herein, this Agreement shall be effective as of the Effective Date and shall remain in full force and effect for an initial term of twenty-seven (27) years from the Commencement Date.


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

      Section 9.3 - Renewals.

Owner shall have the option to extend the term of this Agreement for succeeding two (2) year periods, provided that Owner gives written notice to Operator of such intent no later than one hundred and eighty (180) Days prior to the expiration of the current term.

      Section 9.4 - Early Termination.

            (a) This Agreement may not be terminated before its expiration except (i) by mutual written agreement of the Parties or (iii) by Owner pursuant to Sections 9.4(b) or 18.2 or (iv) pursuant to the default provisions expressed in Article XII.

            (b) Owner may, at its option, terminate this Agreement by giving the Operator thirty (30) Days prior notice in the case of clauses (i), (ii) and
(iii) below and immediately in the case of clause (iv) below. Owner may terminate this Agreement

                  (i) if Operator shall fail to perform hereunder in accordance with Prudent Operating Practice and, as a result thereof, there is a failure to maintain for a fifteen (15) consecutive month period at least a ninety-two percent (92%) Availability Adjustment Factor (as defined pursuant to the Power Purchase Agreements) calculated on a rolling average basis, and, during such period, cash distributions are prohibited from being made by Owner to its partners pursuant to the Loan Agreement for two (2) consecutive quarters; or

                  (ii) if there is a failure to maintain for a fifteen (15) consecutive month period at least a ninety percent (90%) Availability Adjustment Factor (as defined pursuant to the Power Purchase Agreements) calculated on a rolling average basis, and, during such period, the Senior Debt Service Coverage Ratio under and as defined in the Loan Agreement for two (2) consecutive quarters is less than 1.10/1.00; or

                  (iii) upon damage to, or destruction of, a substantial portion of the Facility, which damage or destruction cannot reasonably be expected to be repaired or rebuilt within one (1) calendar year; or

                  (iv) a work stoppage by Operator's on-site personnel and failure by Operator to provide a complement of workers within ten (10) Days as necessary to operate the Facility and perform the Work in all material respects as required by this Agreement.


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

      Section 9.5 - Termination Procedure.

Upon the effective date of termination of this Agreement authorized under
Section 9.4, the Operator shall (a) discontinue the Work, (b) place no further orders or subcontracts for Materials, Services, or labor, except as authorized in advance by Owner or required of Operator to avoid giving rise to a default under this Agreement, (c) make every reasonable effort to obtain cancellation of affected subcontracts or, at Owner's request, cause the assignment of any such contracts to Owner or its replacement operator upon terms satisfactory to Owner, and (d) take such other action as may be reasonably requested by Owner for the orderly closeout and transition of Operator's operation and maintenance activities. After deduction of any amounts owed by Operator to Owner, upon termination pursuant to this Article, Owner shall pay, or cause to be paid, to Operator (A) the amount, if any, due and payable to Operator pursuant to this Agreement up to and including the date of termination, and (B) except in the case of a termination of Operator pursuant to Article XII, all reasonable documented costs incurred by Operator for its own efforts to implement termination and the resulting reasonable costs actually incurred for turnover and demobilization, excluding any loss of anticipated profit. Such payments to Operator shall not duplicate any other payments hereunder made to Operator. Operator shall use reasonable efforts to minimize all termination costs. Other than as set forth in this Section 9.5, Owner shall have no liability to Operator for costs, expenses or losses of any kind or nature incurred by Operator as a result of such termination. In no event shall the aggregate payments of Owner hereunder exceed the amount due for the then-current Operating Year, pro-rated for any partial Operating Year. Within sixty (60) Days following the termination date, Operator shall submit to Owner its final invoice statement which Owner shall review and make payments on in accordance with the provisions expressed in
Article VI. Upon Operator's receipt of final payment in full from Owner, this Agreement shall terminate and neither Party shall have any further obligation to the other Party except with respect to those certain provisions of this Agreement which by their nature survive.

      Section 9.6 - Suspension of Performance.

At any time and from time to time Owner may direct Operator to suspend and subsequently to resume performance of the Work. Any such direction shall be promptly confirmed in writing. During any such suspension, Operator and Owner shall proceed in accordance with the provisions of Section 9.5, revised as applicable to account for the differences between termination and suspension. Notwithstanding any other provision of this Agreement to the contrary, in the event of a suspension pursuant to this Section 9.6, Operator shall reduce the number of Personnel at Owner's request and Owner and Operator shall negotiate in good faith an equitable reduction in the compensation of Operator for the applicable period of suspension. Owner shall be responsible for all of the costs and expenses associated with the remobilization after the suspension.


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

                           ARTICLE X - Representations

      Section 10.1 - Representations and Warranties.

            (a) Each Party represents and warrants to the other Party that: (i) such Party has the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby; (ii) the execution and delivery of this Agreement by such Party and the carrying out by such Party of the transactions contemplated hereby have been duly authorized by all requisite corporate (or, if applicable, partnership) action, and this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms hereof, subject as to enforceability of remedies to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors rights generally and general principles of equity; (iii) no authorization, consent, approval or order, or notice to or registration, qualification, declaration or filing with any Governmental Authority is required for the execution, delivery and performance by such Party of this Agreement or the carrying out by such Party of the transactions contemplated hereby, other than regulatory and similar approvals needed with respect to the operation and maintenance of the Facility; and (iv) none of the execution, delivery and performance by such Party of this Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transaction contemplated hereby, conflicts or will conflict with or result in a breach or violation of any of the terms, conditions, or provisions of any law, governmental rule or regulation or the charter document (or partnership agreement, if applicable), as amended, supplemented, or otherwise modified, or bylaws, as amended, supplemented, or otherwise modified, of such Party or any applicable order, writ, injunction, judgment or decree of any court or Governmental Authority against such Party or by which it or any of its properties is bound, or any loan agreement, indenture, mortgage, bond, note, resolution, contract or other agreement or instrument to which such Party is a Party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.

                  (b) Operator further represents and warrants to Owner that:
(i) it has experience in the operation and maintenance of combustion turbine, combined cycle power generation facilities and is fully qualified to operate and maintain the Facility in accordance with the terms hereof, (ii) it shall not intentionally take any action that would cause a default under any Project Agreement, and (iii) there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of Operator) threatened against Operator or any of its subsidiaries that if adversely determined, could reasonably be expected to have a material adverse effect on Operator's ability to perform its obligations under this Agreement.


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

                          ARTICLE XI - Confidentiality

      Section 11.1 - General.

Each Party agrees to hold in confidence for a period of five (5) years from the date of disclosure, but in any event for the term of the Loan Agreement, any confidential information supplied by the other Party or its contractors and designated in writing as confidential by the supplier thereof, including this Agreement ("Confidential Information"). Accordingly, it shall not be disclosed in whole or in part to third parties without the prior written permission of the other Party, except that Operator agrees that Owner may disclose any Confidential Information to Lender, potential Lenders, and their representatives as required for the financing of the Facility and to the Owner's partners and prospective partners, subject to appropriate confidentiality agreement. Operator further agrees, to the extent requested by the supplier of such information, to require its subcontractors, vendors, suppliers and employees to enter into appropriate nondisclosure agreements relative to such Confidential Information, prior to the receipt thereof.

      Section 11.2 - Exceptions.

The provisions of this Article shall not apply to information within any one of the following categories or any combination thereof:

            (a) Information that was in the public domain prior to the receiving Party's receipt or that subsequently becomes part of public domain by publication or otherwise, except by the receiving Party's wrongful act; or

            (b) Information that the receiving Party can show was in its possession prior to receipt thereof from the disclosing Party; or

            (c) Information received by a Party from a third party who such Party reasonably determines is under no limitation or restriction regarding disclosure.

      Section 11.3 - Required Disclosure.

Any Party required by law, rule, regulation or order, or in the course of administrative or judicial proceedings, to disclose information that is otherwise required to be maintained in confidence pursuant to this Article XI (collectively, a "Legally Compelled Disclosure"), may make disclosure notwithstanding the provisions of this Article XI; provided, however, that the Party required to make the disclosure shall immediately notify the other Party of the requirement and the terms thereof and shall cooperate to the maximum extent practicable to preserve the confidential nature of the information and, in the case of Legally Compelled Disclosure, minimize the disclosure. The Party disclosing such information shall use all reasonable efforts to obtain proprietary or confidential treatment of such information by the third party to whom the information is disclosed, and in the case of a Legally Compelled Disclosure, to the extent such


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

remedies are available, shall seek protective orders, limiting the dissemination and use of the information. Moreover, in the case of a Legally Compelled Disclosure, this Agreement does not alter the rights of either Party to object to the rule, regulation, order or proceedings requiring the disclosure.

      Section 11.4 - Return of Confidential Information

Confidential Information furnished to Operator by Owner hereunder shall be returned to Owner or its destruction certified before final payment is made to Operator hereunder; provided that, subject to any restrictions imposed by
Article XI, Operator may retain a copy thereof.

                              ARTICLE XII - Default

      Section 12.1 - Events of Default.

The following occurrences or events, or any of them, by or against either Operator or Owner, shall constitute a default under this Agreement:

            (a) A material breach of any of the terms, conditions, warranties, covenants or representations expressed in this Agreement (other than a breach described in Sections 12.1(b) through (f) below); or

            (b) the filing of a petition commencing a voluntary case under the Federal Bankruptcy Code or for liquidation, reorganization or any similar arrangement under federal or state law relating to bankruptcy, insolvency, winding up or adjustment of debts; or

            (c) the admission in writing of its insolvency or inability to pay its debts generally as they become due or the acquiescence in or consent to any involuntary case commenced pursuant to Section 12.1(d) or the declaration of such Party as bankrupt or insolvent under the Federal Bankruptcy Code or any other federal or state law relating to bankruptcy, insolvency, winding up or adjustment of debts; or

            (d) the filing of a petition against it commencing an involuntary case under the Federal Bankruptcy Code or proposing the adjudication of such Party as a debtor or bankrupt or proposing its liquidation or reorganization pursuant to any federal or state law relating to bankruptcy, insolvency, winding up or adjustment of debts; or

            (e) the dissolution of any Party or failure to maintain such Party's good standing or qualification to do business in the State of Mississippi and state of organization; or

            (f) an assignment for the benefit of creditors.


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

      Section 12.2 - Rights Upon Default.

            (a) In the event that (1) either Party is in default of this Agreement pursuant to Section 12.1(a) in the case of a non-monetary default or 12.1(d) (for filing of an involuntary petition in bankruptcy) and such default is not cured, or the defaulting Party is not diligently pursuing a cure, within thirty (30) Days following receipt of notice that a default under this Agreement has occurred, or, in the case of a non-monetary default if diligently pursuing a cure, has not cured such default within ninety (90) Days of such notice; provided that to the extent that the Operator is in default pursuant to Section 12.1(a) on more than two occasions related to the same default during any twelve
(12) month period, it shall not be entitled to either the 30 or 90 day cure period provided for herein, or (2) either Party is in default pursuant to Sections 12.1(b) (for filing a voluntary petition in bankruptcy), 12.1(c), 12.1(e) or 12.1(f), then the non-defaulting Party may take any one or more of the following actions: (i) terminate this Agreement immediately without obligation to or recourse by the defaulting Party and in accordance with the procedures described in Section 9.5, (ii) exercise any other right it may have under this Agreement, and/or (iii) pursue any other right or remedy available to it under Law or equity in accordance with the procedures of Article VIII subject to the limits set forth in this Agreement.

            (b) In the event that Owner so elects to terminate this Agreement as a result of Operator's default hereunder, and without limiting any other right or remedy of Owner arising therefrom, Owner may employ any other person, firm or corporation to perform the Work by whatever method Owner may deem expedient. Furthermore, Operator shall, at Owner's expense, perform the following services relative to the Work so affected by its default, regardless of whether or not Owner elects to terminate this Agreement as a result of such default:

                  (i) assist Owner in preparing an inventory of all Materials in use or in storage at the Facility; and

                  (ii) assign to Owner such subcontracts and other contractual agreements relating to Operator's performance of the Work as may be designated by Owner. Furthermore, Operator shall execute all documents reasonably requested by Owner and take such other steps as are reasonably requested by Owner that may be required to assign and vest in Owner or its designee all rights, benefits, interests and title in connection with such contracts or obligations; and

                  (iii) assist Owner in training Operator's successor.


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

                            ARTICLE XIII - Indemnity

      Section 13.1 - Operator's Indemnity.

13.1.1 Indemnity. Operator shall indemnify, hold harmless and defend Owner, the Project Lender, the Independent Engineer, and their Affiliates and their respective officers, directors, partners, and employees (collectively, the "Owner's Indemnitees") from and against any and all claims, demands, suits, legal proceedings, liabilities, judgments, awards, losses, damages, costs or expenses (including, without limitation, reasonable legal fees and expenses), for bodily injury to or death of persons or damage to or destruction of third party tangible property, to the extent caused by or arising out of any negligent act or omission (whether active or passive), willful misconduct or strict liability of Operator or of anyone acting under its direction or control or on its behalf in connection with or incident to the performance of the Work (other than Owner's Indemnitees).

13.1.2 Nonpayment. Operator agrees to fully indemnify, save harmless and defend the Owner's Indemnitees from claims, liabilities, expenses (including reasonable legal fees), penalties, interest, demands and causes of action for nonpayment of amounts due Operator's subcontractors, or others as a result of furnishing Work which amounts are payable by Operator, provided that Operator has been paid in accordance with the provisions of the Agreement, including any right of Owner to withhold payment under the Agreement.

13.1.3 No Limitation of Indemnity. With respect to any and all claims arising, directly or indirectly, from the performance of the Operator pursuant to this Agreement brought against any Owner's Indemnitee, whether brought by any employee of Operator, any subcontractor of Operator, anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable or otherwise, or in the event of any other claim against an Owner's Indemnitee subject to Section 13.1.1, the indemnification obligation under such Section shall not be limited in any way by the amount or type of damages, compensation or benefits payable by or for Operator or any subcontractor of Operator or any other Person under worker's compensation acts, disability benefit acts, nor by the provision of any insurance, whether required to be provided under the Agreement, or of other employee benefit acts.

      Section 13.2 - Owner's Indemnity.

13.2.1 Indemnity. Owner shall indemnify, defend and hold Operator and its officers, directors, and their Affiliates and their respective officers, directors, partners, and employees (collectively "Operator's Indemnitees") harmless from and against any and all claims, demands, suits, legal proceedings, liabilities, judgments, awards, losses, damages, costs or expenses (including, without limitation, reasonable legal fees and expenses) for bodily injury to or death of persons or damage to or destruction of third party tangible property, to the extent caused by or arising out of any negligent act or omission (whether active or passive) willful misconduct or strict liability of Owner or its Subcontractors or anyone acting on Owner's behalf, including, without limitation,


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

Affiliates of the foregoing (other than Operator's Indemnitees) in connection with or incident to activities or services on or about the Site.

13.2.2 No Limitation of Indemnity. With respect to any and all claims in connection with this Project brought against any Operator's Indemnitee, whether brought by any employee of Owner, any Subcontractor of Owner, anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable or otherwise, or in the event of any other claim against an Operator's Indemnitee subject to Section 13.2.1, the indemnification obligation under such Section shall not be limited in any way by the amount or type of damages, compensation or benefits payable by or for Owner or any Subcontractor or any other Person under worker's compensation acts, disability benefit acts, nor by the provision of any insurance, whether required to be provided under the Agreement, or of other employee benefit acts.

      Section 13.3 - Survival of Indemnity.

This Article XIII and any other indemnity provided under this Agreement shall survive the termination or suspension of this Agreement and shall remain in full force and effect until the later of (i) the time during which a claim or cause of action may be brought is barred by the applicable statute of limitations and
(ii) the satisfaction or payment of such claim or liability and of all expenses and charges incurred by Operator or Owner, as the case may be, relating to the enforcement of this Article XIII, but with respect to Section 13.1 in no event later than the date of expiration of the insurance required to be provided by Owner pursuant to Article 7.

      Section 13.4 - Litigation.

If any party indemnified pursuant to this Article 13 (each an "Indemnified Party" collectively "Indemnified Parties") receives notice or has knowledge of any claim that may reasonably result in a claim for indemnification by such Indemnified Party against a Party (the "Indemnifying Party") pursuant to this
Article XIII or Article XVII, such Indemnified Party shall, as promptly as possible, give the Indemnifying Party notice of such claim, including a reasonably detailed description of the facts and circumstances relating to such claim, and a complete copy of all notices, pleading and other papers related thereto, and the basis for its potential claim for indemnification with respect thereto in reasonable detail and cooperate with the Indemnifying Party in response thereto.

Subject to the limitations on the Indemnifying Party's indemnity obligations hereunder, the Indemnifying Party shall assume on behalf of the Indemnified Party, and conduct with due diligence and good faith the defense of, any suit against one or more of the Indemnified Parties, whether or not the Indemnifying Party is joined therein; provided, however, that, without relieving the Indemnifying Party of its obligations hereunder and subject to the Indemnifying Party's control over the defense and settlement of such suit, the Indemnified Party may elect to participate in the defense of any such suit, at its own expense. The Indemnifying Party's


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

indemnity hereunder is for the exclusive benefit of the Indemnified Parties and their assignees and in no event shall inure to the benefit of a third party.

                     ARTICLE XIV - Liability of the Parties

      Section 14.1 - Limitation of Liability.

14.1.1 In no event whether as a result of breach of contract, warranty, indemnity, tort (including negligence), strict liability or otherwise, shall either Party, including with respect to the Operator its suppliers or subcontractors of any tier, be liable hereunder for any consequential or indirect loss or damages, including without limitation, loss of energy, revenue, costs of capital, loss of other anticipated revenues and profits, loss of good will, damage to or loss of property or equipment in excess of the obligation assumed by Operator in Sections 7.2 and 13.1, loss of use of equipment or power system; increased operating costs or any special or incidental damages.

14.1.2 Excluding any liability of Operator for the payment of amounts pursuant to Sections 13.1.1, 13.1.2, and 7.3.2 as it relates to the payment of deductibles by Operator for the coverage provided in Section 7.3.1 (i) and (ii), and excluding any third party liabilities regarding Operator's indemnity as set forth in Section 7.4, the total aggregate liability of Operator and its suppliers and subcontractors of any tier with respect to any and all claims arising out of the performance or non-performance of its obligations under this Agreement, whether based on contract, warranty, tort (including negligence and strict liability), or otherwise shall not exceed, exclusive of proceeds of insurance received by Owner (i) with respect to claims arising or accruing in the Pre-Commencement Phase, the Pre-Commencement Phase Services Fee (the "Pre-Commencement Phase Liability Limit") and (ii) with respect to claims arising or accruing in any Operating Year, the annual Management Fee for such Operating Year, provided that if such Operating Year consists of less than three hundred sixty-five days, such amount will be prorated accordingly (the "Operating Year Liability Limit").

14.1.3 Excluding any liability of Owner for the payment of amounts pursuant to
Section 6.2(a), Sections 13.2.1 and 13.2.2 and amounts to which Operator is entitled to receive under this Agreement or by law (but subject to Section 14.1.1) in the event of a wrongful termination of this Agreement, the total aggregate liability of Owner with respect to any and all claims arising out of the performance or non-performance of its obligations under this Agreement, whether based on contract, warranty, tort (including negligence and strict liability), or otherwise shall not exceed, (i) with respect to claims arising or accruing in the Pre-Commencement Phase, the Pre-Commencement Phase Liability Limit and (ii) with respect to claims arising or accruing in any Operating Year, the Operating Year Liability Limit.

      Section 14.2 - Survival

The Parties further agree that the waivers and disclaimers of liability, indemnities, releases from


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Batesville O&M Agreement          Page 48
liability, and limitations on liability expressed in this Agreement shall survive termination or expiration of this Agreement, and shall apply at all times (unless otherwise expressly indicated), whether in contract, equity, tort or otherwise, regardless of the fault, negligence, strict liability, or breach of warranty of the Operator's Indemnitees or Owner's Indemnitees, as applicable.

      Section 14.3 - No Warranties or Guarantees.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OR GUARANTEES TO THE OTHER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, AND BOTH PARTIES DISCLAIM AND WAIVE ANY IMPLIED WARRANTIES OR WARRANTIES IMPOSED BY LAW INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MECHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      Section 14.4 - No Personal Liability.

Each Party acknowledges and agrees that in no event shall any partner, shareholder, member, owner, manager, officer, director, or employee of either Party be personally liable to the other Party for any payments, obligations, or performance due under this Agreement, or any breach or failure of either Party and the sole recourse for payment or performance of the obligations hereunder shall be against Owner or Operator and each of their respective assets and not against any other person, except for such liability as expressly assumed by an assignee pursuant to an assignment of this Agreement in accordance with the terms hereof.

                           ARTICLE XV - Force Majeure

      Section 15.1 - Force Majeure; Events Limitation.

Neither Operator nor Owner shall be liable to the other for any failure to perform pursuant to the terms and conditions of this Agreement to the extent such performance was prevented by an event of Force Majeure. Force Majeure as used in this Agreement means any event beyond the reasonable control of the Party affected and which, with the exercise of due care, such Party could not reasonably have been expected to avoid, including but not limited to acts of God, explosions or fires, floods, hurricanes, tornadoes, lightning, earthquakes, drought, epidemics, blight, famine, quarantine, blockade, acts or inactions of Governmental Authorities, war, insurrection or civil strife, rebellion, sabotage, strike or labor difficulty (except any such strikes or labor difficulties involving Operator's Personnel or other employees or any subcontractor of Operator or their employees), unavailability of equipment which could not have been reasonably avoided by Operator's compliance with Prudent Operating Practices; provided that commercial impracticability shall not constitute an event of Force Majeure; provided further that a Party shall not be excused from its performance pursuant to this Article 15.1 (i) unless such Party gives notice and full particulars of the same to the other Party as soon as practicable after the


--------------------------------------------------------------------------------
Batesville O&M Agreement          Page 49
occurrence relied on, (ii) to the extent such failure was caused by its negligence, (iii) to the extent the event relied upon could have been prevented by reasonable diligence or was within the reasonable control of such Party, (iv) to the extent of its failure to use due diligence to remedy the situation and remove the cause of the event of Force Majeure in an adequate manner and with all reasonable dispatch, (v) for its obligations to make payments due under this Agreement. The Party affected by the event of Force Majeure shall, to the extent practicable, take such action as such Party may lawfully and reasonably initiate to diligently cure the event of Force Majeure and to mitigate the direct and indirect effects of the event of Force Majeure. The Parties expressly understand and agree that (a) in the event that any Operator subcontractor is entitled under the terms of any contract or agreement to force majeure relief for events or circumstances of a nature or type similar to those specifically enumerated above on terms broader than those provided above, such broader force majeure relief shall not constitute force majeure for the Operator hereunder unless such events or circumstances would themselves constitute a Force Majeure event hereunder if Operator were directly affected thereby; and (b) the compliance of Operator's subcontractors with the terms of its applicable subcontract or purchase order shall be within Operator's control. The burden of proof shall be on the Party seeking to show excuse from performance due to a Force Majeure event.

                   ARTICLE XVI - Title, Documents and Data

      Section 16.1 - Materials and Equipment.

Title to all Materials (including equipment) and other items purchased or obtained by Operator on a Reimbursable Cost basis hereunder shall pass immediately to and vest in Owner upon the passage of title from the vendor or supplier thereof; provided, however, that such transfer of title shall in no way affect Operator's obligations as set forth in the other provisions of this Agreement.

      Section 16.2 - Review by Owner.

All materials and documents required to be submitted for the approval of Owner shall be prepared and processed in accordance with the requirements and specifications set forth in the Site Procedures and Annual Operating Plan, as applicable; provided, however, that Owner's review or approval of materials and documents submitted by Operator shall not relieve Operator of its responsibility for the corrections thereof or of its obligations to meet all of the requirements of this Agreement.

                       ARTICLE XVII - Hazardous Materials

      Section 17.1 - Owner's Indemnity.

Operator makes no representation or warranty concerning the existence or nonexistence of Hazardous Materials at the Site when the Work commences and disclaims all responsibility and


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Batesville O&M Agreement          Page 50
liability for the excavation, transportation, storage, handling, removal, treatment or disposal of pre-existing Hazardous Materials discovered or encountered at the Site. Owner shall indemnify, defend and hold Operator and its Subcontractors harmless from and against any claim, suit, loss, cost, liability, fine, or damage (including reasonable attorneys' fees), including, but not limited to, liability or cost incurred or assessed against Operator pursuant to 42 USC 9601 et seq., "Comprehensive Environmental Response, Compensation and Liability Act of 1980" and amendments thereto, 15 USC 2602, et seq., "The Toxic Substances Control Act" and amendments thereto, 42 USC 6901 et seq., "The Resource Conservation and Recovery Act of 1976" and amendments thereto, or other applicable Law made or asserted by any Person, including governmental entities, based on or related to complaints or allegations, whether or not supported by fact, that soils, leachate, effluent, or other residue located on, emanating from, or arising from the soils, subsurface or physical conditions at the Site contain preexisting toxic substances or preexisting Hazardous Materials. Operator shall provide prompt notice to Owner of any suspected Hazardous Materials which it finds during performance of Work. Owner shall be responsible for the prompt determination of the nature of such Hazardous Materials and shall proceed with due diligence.

      Section 17.2 - Collection and Removal.

Operator shall arrange for the proper collection, removal and disposal of any Hazardous Materials furnished, used, applied, generated or stored at the Site or emanating from the Site as a result of Work including, but not limited to, used oils, greases, and solvents from flushing and cleaning processes performed under this Agreement. All activities in connection with the foregoing shall be performed in accordance with the Site Procedures. All costs associated with the transporting and disposing of Hazardous Materials to or from the Site by Operator in connection with its performance of the Work pursuant to the terms of this Agreement shall be paid by Owner pursuant to the provisions of Section 6.2.

      Section 17.3 - Material Safety Data Sheets.

As required under all applicable Laws, Operator shall provide Material Safety Data Sheets covering all Hazardous Materials furnished under or otherwise associated with the Work. Operator shall provide Owner with copies of the applicable Material Safety Data Sheets or copies of a document certifying that no Material Safety Data Sheets are required under any applicable Laws and shall determine whether any substance or material furnished, used, applied, or stored in connection with the Work is within the provisions of any Laws concerning Hazardous Materials.

      Section 17.4 - Operator's Indemnity.

Operator covenants and agrees that Operator will not introduce Hazardous Materials on the Site or in the Work in violation of any Laws or handle Hazardous Materials negligently or in violation of Law. Operator shall indemnify, defend and hold Owner and its partners, officers, directors, employees, assigns, successors in interest, agents, the Power Purchasers and the Interconnecting Utilities from and against any claim, suit, loss, cost, liability, fine, or damage (including reasonable attorneys' fees), including, but not limited to, liability or cost incurred or


--------------------------------------------------------------------------------
Batesville O&M Agreement          Page 51
assessed against Owner pursuant to 42 USC 9601 et seq., "Comprehensive Environmental Response, Compensation and Liability Act of 1980" and amendments thereto, 15 USC 2601, et seq., "The Toxic Substances Control Act" and amendments thereto, 42 USC 6901 et seq., "The Resource Conservation and Recovery Act of 1976" and amendments thereto, or other Laws, arising out of Operator's breach of the preceding covenant and agreement. Owner shall provide prompt notice to Operator of any such indemnification sought from Operator.

                   ARTICLE XVIII - Miscellaneous Provisions

      Section 18.1 - Entire Agreement.

This Agreement (including all exhibits and schedules thereto) contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, agreements, commitments, and writings with respect thereto. There are no oral understandings, terms or conditions and neither Party has relied upon any representation, express or implied, not contained in this Agreement.

      Section 18.2 - Changes to Project Agreements.

Notwithstanding anything to the contrary contained in this Agreement, in the event (i) any Project Agreement is amended, modified, or supplemented or entered into subsequent to the Effective Date of this Agreement, and (ii) such Project Agreement as amended, modified, or supplemented or such new Project Agreement contains terms that impose upon Operator obligations materially more burdensome than the obligations imposed upon the Operator absent such amendment, modification or supplement or new Project Agreement and (iii) the Operator's obligations under such amendment, modification, supplement or new Project Agreement cannot be fully compensated as a Reimbursable Cost hereunder, then Owner and Operator shall negotiate in good faith to provide for the equitable compensation of Operator on terms reasonably satisfactory to each of Owner and Operator. If despite good faith negotiations the Parties are unable to reach agreement with respect to such matter, then Owner shall have the right to terminate this Agreement.

      Section 18.3 - Amendments.

No change, amendment or modification of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification shall be in writing and duly executed by both Parties.

      Section 18.4 - Joint Effort.

Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.


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Batesville O&M Agreement          Page 52

      Section 18.5 - Captions.

The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intents of any provision contained herein.

      Section 18.6 - Notice.

Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be deemed given when delivered to the Party to whom notice is to be given by personal delivery, first class registered or certified mail, nationally recognized courier, or telex at the most recent address specified by such Party pursuant to this Section 18.6:

            (a)   To Owner:   LSP Energy Limited Partnership
                              655 Craig Road, Suite 336
                              St. Louis, MO 63141
                              Attention:  Batesville Project Manager
                              Tel: (314) 993.2700
                              Fax: (314) 993.2790

      With a copy to:         LS Power, LLC
                              Two Tower Center
                              10th Floor
                              East Brunswick, NJ 08816
                              Attention: General Counsel

           (b)   To Operator: Cogentrix Batesville Operations, LLC
                              9405 Arrowpoint Boulevard
                              Charlotte, NC 28273

            Either Party shall have the right to change the place to which such notice shall be sent or delivered by similar notice sent in like manner to the other Party.

      Section 18.7 - Effective Date of Notice.

The effective date of any notice issued pursuant to this Agreement shall be the date of the addressee's receipt of such notice or date of refusal to accept delivery.


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Batesville O&M Agreement          Page 53

      Section 18.8 - Partial Invalidity.

The invalidity of one or more of the phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portion of this Agreement so long as the material purposes of this Agreement can be determined and effectuated.

      Section 18.9 - Assignment.

            (a) Neither this Agreement nor any right granted hereunder may be assigned or otherwise disposed of by Operator and neither shall inure to the benefit of any trustee in bankruptcy, liquidator, receiver, successor, or Affiliate of Operator, whether by operation of law or otherwise, without the express written consent of Owner and, furthermore, any assignment or transfer without such express written consent shall be null and void and shall constitute a material breach of this Agreement; provided, however, that Operator may assign this Agreement without the consent of Owner (i) to the successor entity in connection with a merger, consolidation or other corporate reorganization of Operator, (ii) to the purchaser, in connection with the sale of all or substantially all of the business or assets of the Operator, provided that such purchaser is at least as experienced in the operation and maintenance of natural gas fired, combustion turbine, combined cycle power generation facilities as Operator is as of the date hereof, or (iii) to an Affiliate of Operator, provided such transfer shall not in any manner release the Operator from its obligations hereunder; and provided further that Operator shall provide a guarantee of the performance of such affiliate satisfactory in form and substance to Owner.

            (b) This Agreement shall not be assigned by Owner without the prior written consent of Operator, which consent shall not be unreasonably withheld, except that this Agreement may be assigned by Owner without such consent (i) to the Project Lender as security for Lender's financing of the Facility provided that such transfer shall not in any manner release Owner from its obligations hereunder; (ii) to the successor of Owner, or to a Person acquiring all or a controlling interest in the business assets of Owner or to an Affiliate of Owner; and (iii) in connection with a sale or transfer of Facility. Operator hereby agrees to execute and deliver a reasonably acceptable form of a consent to assignment if required in connection with an assignment by Owner.

      Section 18.10 - No Waiver.

Any failure of either Party to enforce any of the provisions of this Agreement or to require at any time performance by the other Party of any of the provisions hereof during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of either Party thereafter to enforce any and each such provision.


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Batesville O&M Agreement          Page 54

      Section 18.11 - Counterparts.

This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 18.12 - Publicity.

Each Party shall obtain the other Party's prior written approval regarding the text of any announcement, publication, photograph or other type of communication concerning the Work prior to the dissemination or release of same by either Party, which approval shall not be unreasonably withheld.

      Section 18.13 - Applicable Law.

This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard for its principles governing conflicts of law.

      Section 18.14 - Successors and Assigns.

This Agreement shall be binding upon the Parties hereto, their successors and assigns from the Effective Date until such time as all obligations described herein have been completed in full.

      Section 18.15 - Exhibits and Schedules.

All Exhibits and Schedules referenced in this Agreement shall be incorporated into this Agreement by such reference and shall be deemed to be an integral part of this Agreement.

      Section 18.16 - Third Party Beneficiaries.

This Agreement and each and every provision hereof is for the exclusive benefit of the Parties hereto and is not for the benefit of any third party.

      Section 18.17 - Operator Liens and Encumbrances.

Operator represents and warrants that it shall not encumber the Facility, Facility Site, or any part thereof as security for any payments owed to it by Owner hereunder unless Operator has provided Owner and Lender with the lesser of
(i) thirty (30) Days, or (ii) a period equal to one half (1/2) the statutory period under Mississippi law for the filing of mechanic's or materialmen's liens prior written notice of its intent to do so and neither Owner nor Lender shall have made payment or provided a bond or other reasonably acceptable provision to secure such payment within said period.


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Batesville O&M Agreement          Page 55

      Section 18.18 - Effect of Approval Rights.

Operator acknowledges and agrees that any right of Owner to review or approve any matter under this Agreement, including, without limitation, any such right provided in Article III is for the exclusive benefit of the Party entitled to exercise such right and no exercise of or failure to exercise any such right shall in any way relieve or limit any of Operator's obligations or liabilities under this Agreement.


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Batesville O&M Agreement          Page 56

      IN WITNESS WHEREOF, the Parties hereto have set their hands on the day and year first above written.


                          LSP Energy Limited Partnership

                          By    LSP Energy, Inc.
                                its general partner


                          By:/s/ Frank Hardenbergh
                             ----------------------

                          Its: Senior Vice President and Secretary
                              ------------------------------------


                          Cogentrix Batesville Operations, LLC

                          By:/s/ Thomas Schwartz
                             -------------------

                          Its: Senior Vice President - Finance and Treasurer
                              ----------------------------------------------


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Batesville O&M Agreement          Page 57

                                    Exhibit A

                        Description of Facility and Site


--------------------------------------------------------------------------------
Batesville O&M Agreement           Page A-1

                                 Attachment A-1

                                    The Site


--------------------------------------------------------------------------------
Batesville O&M Agreement           Page A-1

                                    Exhibit B

                         Typical List of Site Procedures

1.0 Organization/Management Procedures (including organization chart, staffing plan, role descriptions, Personnel anticipated education and experience).

      1.1   Standard Facility Organization
      1.2   Standards of Conduct
      1.3   Training/Qualifications Program
      1.4   Hiring/Promotion/Compensation
      1.5   Personnel Procedures (including health and drug screening)
      1.6   Annual Budgeting/Planning
      1.7   Project Commitments Database
      1.8   Management Reports
      1.9   Government Interface Practices
      1.10  Legal/Insurance Program
      1.11  Document Control/Records Management and Procedures

2.0   Procurement/Accounting

      2.1   Requisitions/Purchasing Procedures
      2.2   Accounts Administration
      2.3   Financial Practices/Cash Management

3.0   Operations

      3.1   Operator Training/Qualifications/Licensing
      3.2   Operating Reports (Logs and Records)
      3.3   Performance Testing
      3.4   Environmental Compliance (Permits)
      3.5   Chemistry Program (Process, Description, Testing, Corrective Action)
      3.6   Integrated Startup and Shutdown Procedures (provided by Contractor)
      3.7   Interface procedures with Facility Contract Parties
      3.8   Performance Tests

4.0   Maintenance

      4.1   Computerized Preventive Maintenance Management Program
      4.2   Planning and Execution of Outages
      4.3   Stores/Spare Parts Inventory Control
      4.4   Maintenance Training/Qualifications
      4.5   Tool Control and Issue
      4.6   Predictive Maintenance Program


--------------------------------------------------------------------------------
Batesville O&M Agreement         Page B - 1

      4.7   Preventative Maintenance Procedures
      4.8   Configuration Management and Control Procedures
      4.9   Spare Parts Forecasting

5.0   Safety and Security Program and Systems; Compliance Plan

      5.1   Switching and Tagging
      5.2   Crane Qualifications
      5.3   Personnel Protective Equipment Requirements
      5.4   Evacuation Plan
      5.5   Fire Protection and Prevention Systems/Inspections
      5.6   Cutting and Welding Permits
      5.7   Emergency Response: Safety and Health Action Plan
      5.8   Occupational Injury/Illness Reporting
      5.9   Testing and Inspection of Tools and Protective Devices
      5.10  Hazardous Material and Waste Handling
      5.11  Police/Fire/Emergency Coordinator Interface Procedures
      5.12  Site Physical Security Procedures
      5.13  Employee Safety Program
      5.14  Safety Coordination and Action Plan
      5.15  Facility Site Access Procedure
      5.16  Subcontractor Safety and Quality Assurance Program

6.0   Quality

      6.1   Inspection and Acceptance of Contractor Services
      6.2   Equipment Failure Investigation
      6.3   Accident Investigation and Reporting
      6.4   High Energy Equipment Inspection and Testing
            a.    Hydrostatic Test Procedures
            b.    Motor/Cable Megger Testing Procedures
            c.    Calibration Procedures
      6.5 Guidelines for the Optimization of Facility Output and Efficiency/Results Engineering

7.0   Notification Procedures

      7.1   Accidents/Reporting and Recordkeeping
      7.2   Public Relations
      7.3   Pickets/Union Incidents
      7.4   Hazardous Materials


--------------------------------------------------------------------------------
Batesville O&M Agreement         Page B - 2

                                    Exhibit C

         Typical Pre-Commencement and Annual Operating Phase Budgets

EXPENSES                                      ($) EACH MONTH
--------                                      --------------

Salaries and Wages
Employee Benefits
Office and Administration
Balance of Plant Maintenance
Equipment and Materials
Water Treatment Chemicals
SCR Chemicals
Supply/Waste Water
Major Maintenance
Back-up Power
Transmission System Maintenance
Pipeline Maintenance


PRODUCTION
----------

Capacity Factor, %
Starts (No.)
Scheduled Maintenance, KWH
Heat Rate, BTU/KWH
Standard Capacity, KW
Supplemental Capacity, KW


--------------------------------------------------------------------------------
Batesville O&M Agreement           Page C-1

                                    Exhibit D

         Services Included with Pre-Commencement and Management Fees


                A. Pre-Commencement Phase Fee Includes:

o     Local salary survey

o     Local advertisement for Personnel

o     Human Resource support, Personnel interviews and personnel selection

o     Payroll and benefits administration

o     Cost accounting set-up

o     Develop Materials recommendations

o     Procure Materials using Owner's procurement procedures

o     Review plant designs for operability

o     Predictive maintenance program - setup and training (travel included)

o Communication costs from the Charlotte, North Carolina office of Cogentrix to Site

o Operation and maintenance management support and oversight (travel included)

o     Comprehensive Automobile Liability Insurance

o     Preparation of Site Procedures


--------------------------------------------------------------------------------
Batesville O&M Agreement           Page D-1

                      B. Management Fee Includes:

o     Cost accounting support

o     Human Resource support and oversight

o     Procurement support and parts coordination

o     Environmental oversight

o     Payroll and Benefits administration

o     Maintenance Control Program support

o     Predictive maintenance analysis, review and reporting

o Communication costs from the Charlotte, North Carolina office of Cogentrix to Site

o     Brief engineering answers to plant technical inquiries (less than 1 hr)

o Operation and maintenance support organization for technical operational support on an as required basis

o     Outage planning support

o     Operability recommendations

o     Health and safety oversight

o Operation and maintenance management support and oversight (travel included)

o     Comprehensive Automobile Liability Insurance

o     Labor bonuses


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Batesville O&M Agreement           Page D-2

                                    Exhibit E

         Project Agreements and Project Permits Delivered to Operator

1. Power Purchase Agreement dated as of May 18, 1998, as amended by the First Amendment to Power Purchase Agreement dated as of July 22, 1998 and the Second Amendment to Power Purchase Agreement dated as of August ___, 1998, between Virginia Electric Power Company and Owner.

2. VEPCO Acknowledgment of Dedicated Unit

3. Power Purchase Agreement dated May 21, 1998, as amended July 16, 1998 between Aquila Power Corporation and Utilicorp United, Inc. and Owner.

4. Aquila Acknowledgment if Dedicated Unit

5. Interconnection and Operating Agreement dated May 18, 1998, as amended by the Letter of Amendment dated August 18, 1998 between Owner and the Entergy Mississippi, Inc.

6. Interconnection Agreement dated July 22, 1998 between Owner and the Tennessee Valley Authority.

7. Water Supply Storage Agreement dated as of June 8, 1998 between Owner and the United States of America.

8. Infrastructure Use Agreement to be entered into among the State of Mississippi, Panola Country, Mississippi, City of Batesville, Mississippi, Industrial Development Authority of the Second Judicial District of Panola County, Mississippi and Owner.

9. Facilities Agreement, dated June 23, 1998, between Owner and Tennessee Gas Pipeline Company.

10. Interconnection Agreement, dated July 29, 1998, between Owner and ANR Pipeline Company.

11. Inducement Agreement to be entered into among the Mississippi Department of Economic and Community Development, the Mississippi Business Finance Corporation, the Mississippi Major Impact Authority, Panola County, Mississippi, the City of Batesville, Mississippi, the Panola Partnership, Inc., and the Industrial Development Authority of the Second Judicial District of Panola County, Mississippi.

12. Turnkey Engineering, Procurement and Construction Agreement dated as of July 22, 1998 between Owner and BVZ Power Partners - Batesville.

13. Common Agreement, dated August ___, 1998, among Owner, LSP Batesville Funding Corporation, LSP Batesville Holding, LLC, Credit Suisse First Boston, as Tranche A Facility Agent, IBJ Shroder Bank & Trust Company as the Tranche B Facility Trustee, IBJ Shroder Bank & Trust Company, as the Tranche C Facility Trustee, Credit Suisse First Boston as the L/C Facility Agent and IBJ Shroder Bank & Trust Company as Administrative Agent, Collateral Agent, Intercreditor Agent and Securities Intermediary


--------------------------------------------------------------------------------
Batesville O&M Agreemrent          Page E-1

Permit/Approval

1. CERTIFICATION OF EXEMPT WHOLESALE GENERATOR STATUS issued by the Federal Energy Regulatory Commission to LSP Energy Limited Partnership on April 28, 1998.

2. SELF-CERTIFICATION OF COAL OR ALTERNATE FUEL CAPABILITY filed before the Department of LSP Energy Limited Partnership on March 19, 1998.

3. ACKNOWLEDGMENT OF NOTICE OF PROPOSED CONSTRUCTION AND ALTERATION issued by the Federal Aviation Administration to LSP Energy Limited Partnership on June 23, 1998 indicating that proposed construction would not be an airspace obstruction or hazard.

4. NATIONWIDE PERMIT 7, 12, 14, 25, 26 and Authorization 144 under General Permit 22 issued by the Army Corps of Engineers to LSP Energy Limited Partnership on December 4, 1997.

5. APPROVAL TO CHARGE MARKET BASED RATES issued by Federal Energy Regulatory Commission to LSP Energy Limited Partnership on May 14, 1998.

6. CERTIFICATE OF PUBLIC CONVENIENCE AND NECESSITY issued by the Mississippi Department of Environmental Quality to LSP Energy Limited
      Partnership on November 25, 1997.

7. PERMIT TO WITHDRAW WATER FOR BENEFICIAL USE - FROM LAKE ENID issued by Mississippi Department of Environmental Quality to LSP Energy Limited Partnership on November 25, 1997.

8. NATIONAL POLLUTION DISCHARGE ELIMINATION SYSTEM WASTEWATER DISPOSAL AND STORM WATER PERMIT AND SECTION 316(B) issued by Mississippi Department of Environmental Quality to LSP Energy Limited Partnership on December 10, 1997, with requirements of Section 316(b) of the Clean Water Act met as of February 16, 1998.

9. CONFIRMATION OF APPROPRIATE ZONING issued by City of Batesville to LSP Energy Limited Partnership on April 24, 1997.

10. HIGHWAY CROSSING PERMIT for water pipeline construction issued by Mississippi Department of Transportation to LSP Energy Limited Partnership on July 28, 1998.

11. HIGHWAY CROSSING PERMIT for wastewater pipeline construction issued by Mississippi Department of Transportation to LSP Energy Limited Partnership on July 31, 1998.

12. ROAD CROSSING PERMITS FOR WATER PIPELINE CONSTRUCTION issued by Panola County to LSP Energy Limited Partnership on July 14, 1998.

13. FLOODPLAIN DEVELOPMENT PERMIT for the water pipeline issued by Pete Sullivan, Panola County Engineer, to LSP Energy Limited Partnership on September 8, 1997.

14. FLOODPLAIN DEVELOPMENT PERMIT for the wastewater pipeline issued by Pete Sullivan, Panola County Engineer, to LSP Energy Limited
      Partnership on September 8, 1997.

15. NATIONWIDE PERMIT 12 for the construction of the gas pipeline issued by the Army Corps of Engineers to ANR Pipeline Company on August 15, 1997 and transferred to LSP Energy Limited


--------------------------------------------------------------------------------
Batesville O&M Agreemrent          Page E-1

      Partnership on July 23, 1998.

16. NATIONAL POLLUTION DISCHARGE ELIMINATION SYSTEM GENERAL STORM WATER PERMIT for the construction of the gas pipeline issued by Mississippi Department of Environmental Quality to ANR Pipeline Company on August 20, 1997 and transferred to LSP Energy Limited Partnership on July 30, 1998.

17. FLOODPLAIN DEVELOPMENT PERMIT for the gas pipeline issued by Pete Sullivan, Panola County Engineer, to ANR Pipeline Company on July 21, 1997 and transferred to LSP Energy Limited Partnership on July 27, 1998.

18. HIGHWAY CROSSING PERMIT for gas pipeline construction issued by Mississippi Department of Transportation to LSP Energy Limited Partnership on July 27, 1998 and August 13, 1998.

19. ROAD CROSSING PERMIT FOR GAS PIPELINE CONSTRUCTION issued by Panola County to LSP Energy Limited Partnership on August 5, 1998.

20. AIR POLLUTION CONTROL/PREVENTION OF SIGNIFICANT DETERIORATION CONSTRUCTION PERMIT issued by Mississippi Department of Environmental Quality to LSP Energy Limited Partnership on November 25, 1997. The permit was modified on July 14, 1998 and is subject to a 30-day appeal period commencing July 28, 1998.

21. AIR POLLUTION CONTROL OPERATION PERMIT issued by Mississippi Department of Environmental Quality to LSP Energy Limited Partnership on November 25, 1997. The permit was modified on July 14, 1998 and is subject to a 30-day appeal period commencing July 28, 1998.

22. OPERATING PERMIT pursuant to Title V of the Clean Air Act Amendments of 1990 to be obtained from Mississippi Department of Environmental Quality by LSP Energy Limited Partnership.

23. ACID RAIN PERMIT to be obtained from Mississippi Department of Environmental Quality by LSP Energy Limited Partnership. The application was submitted on June 2, 1998.

24. SPILL PREVENTION CONTROL AND COUNTERMEASURE PLAN to be submitted to the Environmental Protection Agency by LSP Energy Limited Partnership.

25. HAZARDOUS WASTE PREVENTION NUMBER to be obtained from the Environmental Protection Agency by LSP Energy Limited Partnership if required.

26. SOLID WASTE NOTIFICATION FOR OPERATION to be obtained from Mississippi Department of Environmental Quality by LSP Energy Limited Partnership.

27. NATIONAL POLLUTION DISCHARGE ELIMINATION SYSTEM GENERAL STORM WATER PERMIT for the construction of the Project on the site and construction of off-site infrastructure components to be obtained from Mississippi Department of Environmental Quality by BVZ Power Partners-Batesville.

28. NATIONAL POLLUTION DISCHARGE ELIMINATION SYSTEM HYDROSTATIC TEST WATER DISCHARGE PERMIT for the gas pipeline to be obtained from Mississippi Department of Environmental Quality by LSP Energy Limited Partnership.

29.   NATIONAL POLLUTION DISCHARGE ELIMINATION SYSTEM HYDROSTATIC TEST


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      WATER DISCHARGE PERMIT for the water pipeline to be obtained from
      Mississippi Department of Environmental Quality by LSP Energy Limited Partnership.

30. NATIONAL POLLUTION DISCHARGE ELIMINATION SYSTEM HYDROSTATIC TEST WATER DISCHARGE PERMIT for the wastewater pipeline to be obtained from Mississippi Department of Environmental Quality by LSP Energy Limited Partnership.

31. CERTIFICATE OF OCCUPANCY to be obtained from the City of Batesville by LSP Energy Limited Partnership.


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